Exhibit 4.4

Trane 401(k) and Thrift Plan
Amended and restated effective as of January 1, 2010,
except as otherwise specified herein

TABLE OF CONTENTS
FOREWORD1
ARTICLE 1 DEFINITIONS2
1.1RESERVED    2
1.2RESERVED    2
1.3RESERVED    2
1.4RESERVED    2
1.5AFFILIATE OR SUBSIDIARY    2
1.6RESERVED    2
1.7RESERVED    2
1.8RESERVED    2
1.9RESERVED    2
1.10RESERVED    2
1.11BASIC EMPLOYING COMPANY CONTRIBUTION ACCOUNT    2
1.12BENEFICIARY    2
1.13BOARD    2
1.14CODE    2
1.15COMMITTEE    2
1.16COMPENSATION    3
1.17CONTRIBUTION PERCENTAGE    3
1.18CORPORATION    3
1.19CURRENTLY TAXED CONTRIBUTIONS    3
1.20DEFERRAL PERCENTAGE    3
1.21DISABILITY    4
1.22EFFECTIVE DATE    4
1.23ELIGIBLE EMPLOYEE    4
1.24EMPLOYEE    5
1.25EMPLOYING COMPANY    5
1.26FACSERVICES MEMBER    5
1.27FACSERVICES PLAN    5
1.28FORFEITURE ACCOUNT    5
1.29FUND    5
1.30HARDSHIP    5
1.31HIGHLY COMPENSATED EMPLOYEE    6
1.32HOUR OF SERVICE    7
1.33INGERSOLL-RAND STOCK FUND    8
1.34LEAVE OF ABSENCE    9
1.35MATCHING CONTRIBUTION    9
1.36MATCHING CONTRIBUTION ACCOUNT    9
1.37MEMBER    9
1.38MEMBER ACCOUNT    9
1.39PARTICIPATING AFFILIATE OR PARTICIPATING SUBSIDIARY    9

i

1.40PLAN    9
1.41PRIOR COMPANY CONTRIBUTION ACCOUNT    9
1.42QUALIFIED NONELECTIVE CONTRIBUTION    9
1.43QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT    10
1.44RETIREMENT    10
1.45ROLLOVER CONTRIBUTION    10
1.46ROLLOVER CONTRIBUTION ACCOUNT    10
1.47SAVINGS PLAN YEAR    10
1.48SERVICE    10
1.49TAX DEFERRED CONTRIBUTIONS    11
1.50TRUST FUND    11
1.51TRUST AGREEMENT    11
1.52TRUSTEE    11
1.53VALUATION DATE    11
1.54VALUE    11
ARTICLE 2 PARTICIPATION; CONTRIBUTIONS BY EMPLOYEES12
2.1ELIGIBILITY AND PARTICIPATION    12
2.2APPLICATION    13
2.3CURRENTLY TAXED CONTRIBUTIONS    13
2.4ROLLOVER CONTRIBUTIONS    13
2.5TRANSFER CONTRIBUTIONS    14
2.6RESUMPTION OF PARTICIPATION    14
ARTICLE 3 CONTRIBUTIONS BY EMPLOYING COMPANIES16
3.1TAX DEFERRED CONTRIBUTIONS    16
3.2LIMITATIONS ON TAX DEFERRED CONTRIBUTIONS    16
3.3CORPORATION MATCHING CONTRIBUTIONS    20
3.4PENSION CHOICE – LEXINGTON, KY    21
3.5LIMITATION ON CURRENTLY TAXED AND MATCHING CONTRIBUTIONS    22
3.6AGGREGATE LIMITATION    24
3.7NO INTEREST IN TRUST    24
3.8EMPLOYING COMPANY CONTRIBUTION.    25
ARTICLE 4 CHANGE, SUSPENSION OR RESUMPTION OF CONTRIBUTIONS26
4.1CHANGE IN CONTRIBUTION RATE    26
4.2SUSPENSION OF CONTRIBUTIONS    26
ARTICLE 5 INVESTMENT AND ALLOCATION OF CONTRIBUTIONS; ACCOUNTING27
5.1INVESTMENT OF CONTRIBUTIONS    27
5.2REINVESTMENT OF INCOME; VOTING RIGHTS    28
5.3INTERFUND TRANSFER OF ACCOUNT VALUES    28

5.4SEPARATE ACCOUNTS    28
5.5ALLOCATION OF MATCHING CONTRIBUTIONS    28
5.6RESPONSIBILITY OF MEMBER IN SELECTING INVESTMENTS    29
5.7STATEMENT OF ACCOUNT    29
ARTICLE 6 DISTRIBUTION UPON TERMINATION OF EMPLOYMENT30
6.1NONFORFEITABILITY; FORFEITURES    30
6.2MANNER OF DISTRIBUTION    31
6.3RESTORATION OF FORFEITED AMOUNT UPON REEMPLOYMENT    33
6.4APPOINTMENT OF BENEFICIARY    33
6.5PAYMENT IN CASE OF DEATH OR ABSENCE OF BENEFICIARY    34
6.6TRANSFERS TO SEPARATE PLANS    34
6.7[RESERVED.]    34
6.8 MANDATORY DISTRIBUTION OF ACCOUNTS    34
6.9[RESERVED.]    36
6.10DIRECT ROLLOVER FROM THE PLAN    36
ARTICLE 7 WITHDRAWALS AND PLAN LOANS39
7.1 WITHDRAWAL OPTIONS    39
7.2PROCEDURE AND METHOD OF PAYMENT OF WITHDRAWALS    39
7.3LOANS FROM MEMBER’S ACCOUNTS    40
7.4PROCEDURE FOR, AND METHOD OF PAYMENT OF LOANS    42
ARTICLE 8 ADMINISTRATION43
8.1THE BENEFITS ADMINISTRATION COMMITTEE    43
8.2ORGANIZATION OF THE COMMITTEE    43
8.3POWERS OF THE COMMITTEE    43
8.4RECORDS OF THE BENEFITS COMMITTEE    44
8.5PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN    44
8.6THE PLAN IS A VOLUNTARY ACT BY THE CORPORATION    47
8.7INDEMNIFICATION    48
8.8FIDUCIARY INSURANCE    48
8.9FILINGS WITH THE COMMITTEE    48
8.10PAYEE UNKNOWN    48
8.11RELIANCE ON STATEMENTS OF MEMBERS AND BENEFICIARIES    49
8.12DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES    49
ARTICLE 9 ADMINISTRATION OF THE TRUST    50
9.1TRUST AGREEMENT    50
9.2PROVISIONS OF THE TRUST AGREEMENT    50
9.3EXCLUSIVE BENEFIT OF MEMBERS    50
9.4DIRECTIONS OF THE COMMITTEE    50

9.5COORDINATION OF PLAN AND TRUST AGREEMENT    50
9.6BENEFITS INVESTMENT COMMITTEE    50
9.7RETURN OF CONTRIBUTIONS    51
ARTICLE 10 TOP-HEAVY PROVISIONS52
10.1SPECIAL DEFINITIONS    52
10.2SPECIAL TOP-HEAVY RULES    53
ARTICLE 11 GENERAL PROVISIONS54
11.1RIGHT TO AMEND    54
11.2CHANGES IN PLAN BENEFITS    54
11.3RIGHT TO TERMINATE    54
11.4NOTICE OF TERMINATION    54
11.5TERMINATION OF TRUST    54
11.6DISCONTINUANCE OF CONTRIBUTIONS    55
11.7INALIENABILITY OF INTEREST IN PLAN    55
11.8QUALIFIED DOMESTIC RELATIONS ORDERS    55
11.9CORPORATION’S AUTHORITY TO ACT FOR EMPLOYING COMPANIES    56
11.10MERGER OF PLANS    56
11.11RELATIONSHIP TO OTHER PLANS    56
11.12INVESTMENTS AND EXPENSES    56
11.13CONSTRUCTION OF PLAN    56
11.14MILITARY SERVICE CREDIT    57
11.15ELECTRONIC ADMINISTRATION    57
ARTICLE 12 MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 41558
12.1MAXIMUM BENEFIT    58
12.2DEFINITION OF ANNUAL ADDITIONS    58
12.3SECTION 415 COMPENSATION    61
12.4 OTHER DEFINITIONS    64

FOREWORD
The Trane 401(k) and Thrift Plan was last restated effective January 1, 1997 and was known at that time as the Savings and Stock Ownership Plan for Hourly-Rated Employees of the Unitary Products Group (the “Plan”). From March 1, 2002 through November 28, 2007, the Plan was known as the American Standard 401(k) and Thrift Plan and, from January 1, 1991 through February 28, 2002, the Plan was known as the Savings and Stock Ownership Plan for Hourly-Rated Employees of the Unitary Products Group. Prior to January 1, 1991, the Plan was known as the Long Term Savings and Investment Plan For Tyler Hourly-Rated Employees of the Dealer Products Group of the Trane Company. Effective January 1, 1991, the Long Term Savings and Investment Plan for Fort Smith Hourly Rated Employees of the Dealer Products Group of the Trane Company and the Long Term Savings and Investment Plan for Trenton Hourly Rated Employees of the Dealer Products Group of the Trane Company were merged into this Plan.

Effective June 5, 2008, Ingersoll-Rand Company Limited acquired all the common stock of Trane, Inc.

Trane U.S. Inc. (the “Corporation”) is amending and restating the Plan effective January 1, 2010 to reflect all amendments since January 1, 1997. The amended and restated plan is intended to comply with the requirements reflected in IRS Notice 2009-98 (the “2009 Cumulative List”). It is the intent of the Corporation that the Plan as herein amended and restated shall continue to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Except as the text may specifically provide otherwise, the terms and provisions of the Plan as hereinafter set forth and as it hereinafter may be amended from time to time establish the rights and obligations with respect to Members (as hereinafter defined) employed on and after January 1, 2010 and to transactions under the Plan on and after such date.

DEFINITIONS
The following terms, wherever used in this Plan, shall have the meanings set forth below:
1.1    Reserved.
1.2    Reserved.
1.3    Reserved.
1.4    Reserved
1.5    Affiliate or Subsidiary means any company which is related to the Corporation as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code, or any entity required to be aggregated with the Corporation in accordance with Section 414(o) of the Code and any regulations thereunder. For the purposes under the Plan of determining whether or not a person is an Employee and the period of employment of such person, each such other company shall be considered an “Affiliate” only for such period or periods during which such other company is a member of the controlled group or under common control.
1.6    Reserved
1.7    Reserved
1.8    Reserved
1.9    Reserved
1.10    Reserved
1.11    Basic Employing Company Contribution Account means the account established pursuant to Section 3.8 to which a Member's Basic Employing Company Contribution shall be credited.
1.12    Beneficiary means any person or trust appointed or deemed to have been appointed pursuant to Section 6.4 as the recipient of a distribution under Article 6 in the event of the death of the appointing person.
1.13    Board means the Board of Directors of Ingersoll-Rand plc.
1.14    Code means the Internal Revenue Code of 1986, as amended.
1.15    Committee means the Benefits Administration Committee appointed pursuant to Article 8 to administer the Plan.
1.16    Compensation means the total remuneration of an Employee for Service (other than remuneration Designated by the Committee (embodied in a certificate filed by it with the

Corporation) as not constituting Compensation or excluded from consideration as Compensation under the terms of an applicable collective bargaining agreement) as reported on Form W-2 for each Savings Plan Year before any payroll deductions (including any such deductions attributable to Tax Deferred Contributions or pursuant to Sections 125(a) and 129(a) of the Code; effective January 1, 1998, also including deductions pursuant to Section 132(f) of the Code).Effective as of January 1, 1998, deductions pursuant to Section 125(a) of the Code shall include Deemed Section 125 Compensation. “Deemed Section 125 Compensation” shall mean, in accordance with Internal Revenue Service Revenue Ruling 2002-27, 2002-20 I.R.B. 925, any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage. An amount shall be treated as Deemed Section 125 Compensation only if the Employing Company does not request or collect information regarding the Employee's other health coverage as part of the enrollment process for the health plan. Any and all payments made to an individual between January 1, 2008 and January 15, 2008 after such individual has terminated employment with the Corporation or a Participating Affiliate except for payments made within the two and one half month period following such individual's termination of employment shall not constitute Compensation. Any and all payments made to an individual between after January 15, 2008 after such individual has terminated employment with the Corporation or a Participating Affiliate shall not constitute Compensation. Compensation shall not exceed $200,000, as adjusted pursuant to Section 401(a)(17) of the Code.
1.17    Contribution Percentage for any Savings Plan Year means, for any Employee who is eligible to participate in the Plan at any time during the Savings Plan Year, the ratio of:

(i)
the aggregate of the Currently Taxed Contributions and Matching Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-2(a)(4) and (5), are taken into account with respect to such Savings Plan Year, to

(ii)	such Employee's Compensation for such Savings Plan Year.
1.18    Corporation means Trane U.S. Inc. (known prior to November 28, 2007 as American Standard Inc.).
1.19    Currently Taxed Contributions means contributions by a Member pursuant to Section 2.3.
1.20    Deferral Percentage for any Savings Plan Year means, for any Employee who is eligible to participate in the Plan at any time during the Savings Plan Year, the ratio of:

(a)
the aggregate of the Tax Deferred Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-2(a)(4) and (5), are taken into account with respect to such Savings Plan Year, to

(b)	such Employee's Compensation for such Savings Plan Year.
1.21    Disability means the inability of an Employee to perform his duties which is due to a medically determinable physical or mental impairment which the Committee determines constitutes a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
1.22    Effective Date with respect to this restatement, January 1, 2010. The Plan was originally effective August 15, 1983.
1.23    Eligible Employee means an Employee, excluding any leased employee as described in Section 414(n) of the Code, who is employed:

a.	in Ft. Smith, Arkansas and is included in the collective bargaining unit represented by Local 716 of the United Automobile, Aerospace and Agricultural Implement Workers, UAW;

b.
in Trenton, New Jersey and is included in the collective bargaining unit represented by Local 455 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers (AFL-CIO);

c.	in Tyler, Texas and is included in the collective bargaining unit represented by Local 782 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers (AFL-CIO);

d.	in Clarksville, Tennessee and is included in the collective bargaining unit represented by Lodge No. 1296 of the International Association of Machinists and Aerospace Workers (AFL-CIO);

e.
effective January 1, 1999, in La Crosse, Wisconsin and is included in the collective bargaining unit represented by Lodges No. 21 and 1115 of the International Association of Machinists and Aerospace Workers (AFL-CIO);

f.	effective October 1, 2000, in Rushville, Indiana and is included in the collective bargaining unit represented by Local 20 of the Sheet Metal Workers International Association (AFL-CIO);

g.
effective July 1, 2001, in Lexington, Kentucky and is included in a collective bargaining agreement represented by Local 912 of the United Automobile, Aerospace and Agricultural Implement Workers of America (UAW);

h.	effective March 1, 2002, by FACServices Inc.; provided that, effective December 16, 2005 employees of FACServices Inc. shall no longer be Eligible Employees.

i.
effective May 5, 2007, in Tiffin, Ohio and is included in the collective bargaining unit represented by Local 7A of the Glass, Molders, Pottery, Plastics and Allied Workers International Union; provided that effective October 31, 2007, individuals in Tiffin, Ohio shall no longer be Eligible Employees.

1.24    Employee means any person who is employed by an Employing Company. The following are not Employees for purposes of this Plan: Any Leased Employee (as defined below); any individual who provides services to an Employing Company under a contract entered into between the Employing Company and the entity paying the individual's wages (including, but not limited to, Remedy Intelligent Staffing, Inc. and Remedy Temporary Services, Inc.); any individual classified by the Employing Company as an independent contractor or any other person who is not treated by the Employing Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding. A Leased Employee is any person (other than an Employee of an Employing Company) who has performed services for an

Employing Company or for an Employing Company and a related person, as that term is defined in Section 414(n)(6) of the Code (collectively, the “recipient”), on a substantially full-time basis for a period of at least one year under the primary direction or control of the recipient.
1.25    Employing Company means (a) the Corporation, or (b) any Participating Affiliate.
1.26    FACServices Member means a Member who is an Employee of FACServices, Inc.
1.27    FACServices Plan means the FACServices, Inc. 401(k) Plan.
1.28    Forfeiture Account means an account holding amounts forfeited pursuant to Section 6.1.
1.29    Fund means one or more of the investment funds described in Section 5.1(a) of the Plan.
1.30    Hardship means a circumstance resulting from an immediate and heavy financial need of the Employee and shall mean the following:

a.	The purchase (excluding mortgage payments) of a principal residence for the Employee;

b.
The payment of tuition (including room and board and other incidental expenses) for the next year, semester, or quarter of post-secondary education for the Employee, his or her spouse, children or dependents;

c.
Medical expenses described in Section 213(d) of the Code incurred by the Employee, his or her spouse, or any dependents of the Employee (as defined in Section 152 of the Code, but without regard to Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code);

d.	The need to prevent the eviction of the Employee from his or her principal residence or foreclosure on the mortgage of the Employee's principal residence;

e.	Funeral expenses of an Employee's spouse, children or dependents;

f.
Any other circumstance that places an immediate and heavy financial burden on the Employee if the Employee demonstrates that (i) the need is immediate and (ii) if the need is not satisfied, there will be a significant privation to the Employee, his or her spouse, or other family member. Such demonstration by the Employee shall include (i) an explanation of the immediate and heavy financial need and (ii) a description of the privation that will result if the need is not met and (iii) any invoices, bills or contracts that document the need.

g.
Expenses to repair damage to an Employee's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

A Hardship withdrawal shall only be granted if the Employee demonstrates, by submitting written documentation, incorporating such statements as to the facts and circumstances that the Committee deems to be relevant, pursuant to uniform, objective, and nondiscriminatory standards, that the Hardship withdrawal is necessary to satisfy the financial need. A withdrawal shall be deemed to be necessary to satisfy the financial need created cannot be relieved:

(a)	through reimbursement or compensation by insurance or otherwise;

(b)	by reasonable liquidation of assets including those of the Employee's spouse and minor children to the extent such liquidation would not itself cause an immediate and heavy financial need;

(c)	by cessation of all Tax Deferred Contributions or Currently Taxed Contributions to a Member Account under the Plan;

(d)	by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employing Company or by an other employer; or

(e)	by borrowing from commercial sources on reasonable commercial terms.
For purposes of this paragraph, the Employee's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Employee. However, property held for the Employee's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Employee. The Committee shall reasonably rely on the documentation submitted by the Employee or may require such other documentation as may be necessary to establish to the satisfaction of the Committee that the Employee has an immediate and heavy financial need.

1.31.
Highly Compensated Employee for any Savings Plan Year means an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section, and shall mean an Employee who, at any time during the Savings Plan Year being tested (the “determination year”) or the twelve-month period immediately preceding the determination year (the “look back year”) (i) was a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to the Corporation or any Affiliate, or (ii) earned more than $80,000 ($110,000 for 2010)of compensation in the look back year only. For purposes of this Section 1.31, the $80,000 ($110,000 for 2010) amount is to be indexed at the same time and in the same manner as is the dollar limit applicable to defined benefit plans under Section 415 of the Code.

For purposes of the foregoing paragraph, a former employee shall be treated as a Highly Compensated Employee if (i) such employee was a Highly Compensated Employee when such employee separated from service, or (ii) such employee was a Highly Compensated Employee at any time after attaining age 55.
Highly Compensated Employee shall, for the Savings Plan Year beginning in 1988, and any subsequent Savings Plan Year as determined by the Committee, be determined under the calendar year election method described in Treasury Regulation Section 1.414(q)-1T, Q&A-14(b), which election shall apply to all other plans maintained by the Corporation or an Affiliate; and
1.32.    Hour of Service means:

a.
Each hour for which an Employee is directly or indirectly compensated or entitled to compensation from an Employing Company for the performance of duties, which hours will be credited to the Employee for the computation period in which the duties are performed;

b.	Each hour for which an Employee is directly or indirectly compensated or entitled to compensation from an Employing Company (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, layoff, military duty, or leave of absence) during the applicable computation period. These hours will be calculated and credited pursuant to Department of Labor Regulation 2530.200b‑1, which is incorporated herein by reference;

c.
Each hour for which back pay is awarded or agreed to by the Employing Company without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made; and

d.	Each other hour which must be credited as an Hour of Service under the terms of an applicable collective bargaining agreement.
In any event, the same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c) or (d).
Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically‑related expenses incurred by the Employee.
For purposes of this definition, a payment shall be deemed to be made by or due from the Employing Company regardless of whether such payment is made by or due from the Employing Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Employing Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
If the Employing Company finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each payroll period in which he has at least one Hour of Service:

Payroll Period	Hours of Service Credit
Daily	10
Weekly	45
Bi‑weekly	90
Semi‑monthly	95
Monthly	190
However, an Employee shall be credited only for his normal working hours during a paid Leave of Absence.
Hours of Service will be credited for employment with Affiliates. The provisions of Department of Labor Regulations 2530.200b‑2(b) and (c) are incorporated herein by reference.
1.33.    Ingersoll-Rand Stock Fund.
Ingersoll-Rand Stock Fund means the fund established under the Plan, primarily to hold ordinary shares of Ingersoll-Rand plc, an Irish Company, and also to hold cash, cash equivalents, or other appropriate investments, in such proportions as the Benefits Investment Committee determines. The Stock Fund was originally the ASCI (American Standard Companies Inc.) Stock Fund. Effective as of November 28, 2007, the ASCI Stock Fund was renamed the Trane Stock Fund.
Effective as of June 5, 2008, the common stock of Trane Inc. held in the Trane Stock Fund was converted into shares of common stock of Ingersoll-Rand Company Limited plus cash amounts.
Effective on and after July 1, 2009, as a result of the corporate reorganization of Ingersoll-Rand Company Limited whereby the issuer of company stock under the Plan changed from Ingersoll-Rand Company Limited, a Bermuda company, to Ingersoll-Rand plc, an Irish company, all shares of common stock of Ingersoll-Rand Company Limited were replaced with ordinary shares of Ingersoll-Rand plc.
1.34.    Leave of Absence means an authorization to an Employee to be absent from work for a period of time which is certified by his Employing Company as a leave of absence.
1.35.    Matching Contribution means the amount of cash and/or number of ordinary shares of Ingersoll-Rand plc payable or deliverable into the Ingersoll-Rand Stock Fund (formerly the Trane Stock Fund) each month by an Employing Company under this Plan.
1.36.    Matching Contribution Account means the account established pursuant to Section 3.3 to which a Member's share of Matching Contributions shall be credited, and any subaccounts established thereunder, including those which reflect contributions made under a prior plan. Two subaccounts are established pursuant to Section 5.4: one, called the “Post-September 30, 1990 Company Matching Account,” to which a Member's share of Matching Contributions made after September 30, 1990 shall be credited, and the other, called the “Pre-October 1, 1990 Company Matching Account,” to which a Member's share of Matching Contributions made prior to October 1, 1990 shall be credited.
1.37.    Member means an Eligible Employee or former Eligible Employee:

(c)	who has contributed to the Plan pursuant to Section 2.3 or 2.4 or to predecessor plans; or

(d)	who has specified a reduction in his remuneration pursuant to Section 3.1(b) and

(e)	who has not received a distribution of his entire interest in the Plan.
1.38.    Member Account means the sum of a Member's Currently Taxed Contribution Account, Tax Deferred Contribution Account, Rollover Contribution Account, Basic Employing Company Account, Matching Contribution Account and Prior Company Contribution Account.
1.39.    Participating Affiliate or Participating Subsidiary means any Affiliate which has adopted the Plan with the approval of the Board or its delegate.
1.40    Plan means the Trane 401(k) and Thrift Plan.
1.41.    Prior Company Contribution Account means matching contributions (and earnings and losses thereon) that were transferred to the Plan from the FACServices Inc. 401(k) Profit Sharing Plan.
1.42.    Qualified Nonelective Contribution means a contribution that (i) is made by the Corporation; (ii) which complies with Treas. Reg. 1.401(k)-(1)(c) and (iii) complies with Treas. Reg. 1.401(k)-(1)(d).
1.43.    Qualified Nonelective Contribution Account means the account established pursuant to Section 5.4 to which a Member's share of Qualified Nonelective Contributions shall be credited.
1.44.    Retirement of a Member means the attainment by a Member participating in the Plan of age 65 or age 55 with 5 or more Years of Service.
1.45.    Rollover Contribution means a contribution by a Member pursuant to Section 2.4.
1.46.    Rollover Contribution Account means the account established pursuant to Section 5.4 to which a Member's Rollover Contributions shall be credited, including those which reflect contributions made under a prior plan.
1.47.    Savings Plan Year means the annual period beginning on January 1 and ending on December 31.
1.48.    Service

a.	Service means employment with:

(i)	an Employing Company;

(ii)	an Affiliate;

(iii)
any corporation or business, which was or is merged into or consolidated with, or substantially all of whose assets were or are acquired by, an Employing Company or an Affiliate, or any such corporation or business, but only if employment with such corporation or business is designated as Service by the Benefits Design Committee; or

(iv)	any other employment designated as Service for purposes of the Plan under the terms of an applicable collective bargaining agreement.

b.    Service is broken by:

(v)
termination of employment unless such termination is immediately followed by other employment defined in (a) above as Service or for any period of time designated as Service pursuant to (a)(iii) or (a)(iv) above or under a severance agreement if that agreement provides for Service;

(vi)	absence from work beyond the termination of a Leave of Absence;
c.    “Year of Service” means three hundred sixty-five (365) days of Service. For purposes of determining eligibility, “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service. For purposes of eligibility for participation under Section 2.1, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period shall shift to the Savings Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service if the Employee does not complete 1,000 Hours of Service in the initial computation period.
1.49.    Tax Deferred Contributions means a contribution by an Employing Company pursuant to Section 3.1(b).
1.50.    Trust Fund means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan held by the Trustee.
1.51.    Trust Agreement means the Master Trust Agreement between Ingersoll-Rand Company and Fidelity Management Trust Company dated as of January 1, 2010.
1.52.    Trustee means the trustee or trustees appointed by the Benefits Investment Committee pursuant to Article 9.
1.53.    Valuation Date means each business day.
1.54.    Value means, with respect to any account, the amount in such account determined by the Trustee as of the close of business of the New York Stock Exchange on any Valuation Date pursuant to Section 5.4.

PARTICIPATION; CONTRIBUTIONS BY EMPLOYEES
2.1    Eligibility and Participation

a.	Each Eligible Employee who was a Member on January 1, 2010 shall remain a Member.

b.	Employees shall be eligible to participate in the Plan as follows:

i.
Section 1.23(a) - Ft. Smith, AK - Eligible Employees hired on or after March 16, 2008 shall become Members as of the first pay period coinciding with or next following the earlier of (A) the completion of six (6) months of Service or (B) the completion of one Year of Service.

ii.
Section 1.23(b) - Trenton, NJ - Eligible Employees hired on or after January 1, 2006 shall become Members as of first pay period coinciding with or next following the earlier of (A) the completion of 90 days of ”continuous employment” as defined under the applicable collective bargaining agreement and (B) the completion of one Year of Service.

iii.
Section 1.23(c) - Tyler, TX - Eligible Employees hired on or after June 17, 2006 shall become Members as of the first pay period coinciding with or next following the earlier of (A) the completion of the probationary period as defined under the applicable collective bargaining agreement or (B) the completion of one Year of Service. Effective July 1, 1999, for Employees described in Section 1.23(c) only, employment as a leased employee covered under the terms of the applicable collective bargaining agreement is counted for eligibility purposes.

iv.
Section 1.23(d) - Clarksville, TN - Eligible Employees whose “adjusted service date,” as defined under the applicable collective bargaining agreement, is on or after January 1, 2007, shall become Members as of the first pay period coinciding with or next following the earlier of (A) the date that is three (3) months following the completion of the probationary period as defined under the applicable collective bargaining agreement or (B) the completion of one Year of Service.

v.
Section 1.23(e) - La Crosse, WI - Eligible Employees hired on or after August 8, 2010 shall become Members as of the first pay period coinciding or next following the earlier of (A) the completion of twelve (12) scheduled work weeks as defined under the applicable collective bargaining agreement or (B) the completion of one Year of Service.

vi.
Section 1.23(f) - Rushville, IN - Eligible Employees shall become Members as of the first payroll period coinciding or next following the earlier of (A) the completion of ninety (90) days of “continuous employment” as defined under the applicable collective bargaining agreement or (B) the completion of one Year of Service.

vii.	Section 1.23(g) - Lexington, KY - Eligible Employees shall become Members as of the first payroll period coinciding with or next following the earlier of (A) the completion of ninety (90) days of “continuous employment” as defined under the applicable collective bargaining agreement or (B) the completion of one Year of Service.

c.
Participation in the Plan starts on the later of the date the Eligible Employee satisfies the eligibility requirements described above and the first payroll period following the date the Eligible Employee files an application pursuant to Section 2.2.

2.2    Application.
An Eligible Employee may arrange to contribute by filing with the Committee, on forms provided by it, an application to contribute containing (a) an authorization for payroll deduction of Currently Taxed Contributions, (b) an authorization for payroll reduction for Tax Deferred Contributions made on his behalf, and/or (c) a request to make a Rollover Contribution to the Plan, and such information as the Committee may require.
2.3    Currently Taxed Contributions.
An Eligible Employee may, subject to Section 3.3 and Article 12, contribute, through regular payroll deduction Currently Taxed Contributions of one (1) to fifty (50) percent of his Compensation earned in a payroll period, expressed in whole multiples of one percent (1%) as he shall specify (provided that such percentage, when added to the percentage of his Compensation being credited to his Tax Deferred Contribution Account pursuant to Article 3, shall not exceed fifty percent (50%).
Currently Taxed Contributions shall be paid to the Trust as soon as practicable following the end of the payroll period for which such contributions are deducted.
2.4    Rollover Contributions.
An Eligible Employee in receipt of an eligible rollover distribution within the meaning of Section 402(c)(4) may contribute, in cash, all or a portion of such distribution as a Rollover Contribution to be credited to his Rollover Contribution Account. The maximum amount that may be contributed to his Rollover Contribution Account shall not exceed the fair market value of all property the Employee receives in such distribution, reduced by any Employee contributions.
Any such Rollover Contribution must be made not later than sixty (60) days from the date the eligible rollover distribution was received by the Employee (unless such requirement is waived by the Internal Revenue Service pursuant to Section 402(e)(3) of the Code), either from a qualified plan described in Sections 401(a) or 403(a) of the Code (including after-tax employee contributions), from an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions, to the extent contributed in the form of a direct rollover), an eligible plan under Section 457(b) of the Code which is maintained by a state political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from any individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

2.5    Transfer Contributions.
If an Employee is entitled to receive a complete distribution of his entire vested interest in the plan of a prior employer (other than a plan subject to the requirements of Section 417 of the Code), he may, if such plan permits, direct the value, in cash, of such interest to be transferred to the Trust, with the portion of the amount so transferred consisting of his own contributions to be credited to his Currently Taxed Contribution Account, the portion consisting of his former employer's contributions to be credited to his Matching Contribution Account, the portion consisting of his elective deferrals to be credited to his Tax Deferred Contribution Account, and the portion consisting of his qualified rollover contributions to be credited to his Rollover Contribution Account.
2.6    Resumption of Participation.
If an Employee's employment with the Corporation or an Affiliate should terminate and such Employee is subsequently reemployed by the Corporation or an Affiliate, the following provisions shall apply:

a.
If the reemployment occurs before the Employee has a one-year break in Service, the Service to which he was entitled at the time of termination shall be reinstated for purposes of determining eligibility.

b.
If the Employee was eligible to participate in the Plan at the time of termination, the Service to which he was entitled at the time of termination shall be reinstated and he will again become eligible to participate in the Plan upon his date of reemployment subject to the requirements of Section 2.1 without regard to the Service requirements.

c.
If an Employee had not been eligible to participate in the Plan at the time of termination is reemployed after incurring one or more one-year breaks in Service, he shall be considered as a new Employee for eligibility purposes and any Service to which he was entitled prior to the date of termination shall be disregarded for such purpose.

d.
A “one-year break in Service” is a twelve-month period commencing when an Employee's Service is broken pursuant to Section 1.48(b) during which the Employee is not credited with at least one Hour of Service. For purposes of determining when an Employee's Service is broken, the period of a maternity/paternity absence not exceeding one year described in Section 411(a)(6)(E)(i) of the Code, leave provided in accordance with 29 U.S.C. §2612 (Family and Medical Leave Act of 1993), and uniformed service pursuant to 38 U.S.C. §4312 shall not be treated as a break in Service.

CONTRIBUTIONS BY EMPLOYING COMPANIES
3.1    Tax Deferred Contributions.

a.
Tax Deferred Contributions shall be made by or for each Employing Company with respect to each payroll period in an amount of cash equal to the percentages of Compensation specified pursuant to subparagraph (b) of this Section by all Employees of such Employing Company. Tax Deferred Contributions with respect to any payroll period shall be made to the Plan as soon as practicable following the last day of such payroll period.

b.
Subject to Article 12, a Member may, on forms provided by and filed with the Committee, authorize and direct regular payroll reduction of his remuneration as follows: one (1) to fifty (50) percent of his Compensation earned in a payroll period, expressed in whole multiples of one percent (1%) as he shall specify (provided that such percentage, when added to the percentage of his Compensation in a payroll period being contributed to his Currently Taxed Contribution Account pursuant to Article 2, shall not exceed fifty (50) percent of his Compensation); with the amount of such reduction with respect to any month to constitute Tax Deferred Contributions credited to his Tax Deferred Account contributed to the Plan by his Employing Company with respect to such month

3.2    Limitations on Tax Deferred Contributions.

(a)
Notwithstanding any other provision of the Plan to the contrary, the Committee shall limit the amount of Tax Deferred Contributions made on behalf of each Highly Compensated Employee for each Savings Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

i.
the “Actual Deferral Percentage” (as hereinafter defined) for the group of Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Employees multiplied by 1.25; or

ii.
the excess of the Actual Deferral Percentage for the group of Employees who are Highly Compensated Employees over that of all other Employees is not more than two percentage points, and the Actual Deferral Percentage for the group of Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Employees multiplied by 2.0.

(b)
For purposes of this Section 3.2, the term “Actual Deferral Percentage” shall mean, for any specified group of Employees, the average of such Employees' Deferral Percentages. Current Savings Plan Year Compensation and Tax Deferred Contributions will be used to determine the Actual Deferral Percentage of all Employees.

(c)
The Deferral Percentage for any Employee who is a Highly Compensated Employee for the Savings Plan Year and who is eligible to have before-tax contributions made on his behalf under two or more arrangements described in Section 40l(k) of the Code that are maintained by the Corporation, or an Affiliate, shall be determined as if such before-tax contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation Section 1.401(k)-1(b)(4)(iv).

(d)
If the Plan is permissively aggregated or is required to be aggregated with other plans having the same Savings Plan Year, as provided under Treasury Regulation Section 1.401(k)-1(b)(4) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 3.1(c) shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan.

In the event it is determined prior to any payroll period that the amount of Tax Deferred Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.2 to be exceeded, the amount of Tax Deferred Contributions allowed to be made on behalf of Members who are Highly Compensated Employees (and/or such other Members as the Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines), and any elections of future Tax Deferred Contributions which exceed the rate determined by the Committee shall be deemed to be Currently Taxed Contributions for the remainder of the Savings Plan Year. Except as is hereinafter provided, the Members to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

(e)
Notwithstanding the foregoing, with respect to any Savings Plan Year in which Tax Deferred Contributions made on behalf of Members who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.1(c), the Committee may reduce, to the extent necessary to comply with the limitations prescribed in this Section 3.2, the amount of Tax Deferred Contributions made on behalf of the Members who are Highly Compensated Employees by reducing such contributions in order of dollar amounts of Tax Deferred Contributions beginning with the Highly Compensated Employee who has the highest dollar amount of Tax Deferred Contributions (in accordance with Internal Revenue Service Notices 97-2 and 98-1 or any subsequently published guidance), and distribute such excess Tax Deferred Contributions (along with income attributable to such excess Tax Deferred Contributions, determined in accordance with the rules set forth below, provided however, that commencing with the 2008 Plan Year, no adjustment shall be made for any “gap period” income or loss from the end of the Plan Year to the date of distribution of any such excess Tax Deferred Contributions) to the affected Members who are Highly Compensated Employees as soon as practicable after the end of such Savings Plan Year, and in all events prior to the end of the next following Savings Plan Year.

(f)	Income on excess Tax Deferred Contributions for the Savings Plan Year in which such excess occurs shall be determined in the manner provided for in Section 5.4.

(g)
The Committee may, to the extent permitted under Treasury Regulation Section 1.401(k)-2(b)(3), recharacterize as Currently Taxed Contributions for such Savings Plan Year all or a portion of the Tax Deferred Contributions for Members who are Highly Compensated Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.1. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Tax Deferred Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount, in combination with other Currently Taxed Contributions made by such Employee, would exceed the limitations under the Plan with respect to Currently Taxed Contributions.
Recharacterization shall occur no later than two and one-half months after the last day of the Savings Plan Year in which such excess Tax Deferred Contributions arose.
(h)    Notwithstanding any distributions or recharacterizations pursuant to the provisions of this Section 3.2, excess Tax Deferred Contributions shall be treated as Annual Additions for purposes of Article 12.
(i)    Distributions pursuant to this Section 3.2 shall be made proportionately from the Funds with respect to the Member Account(s) from which distribution is made.

(j)
The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.2 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

(k)	The Committee also shall take all appropriate steps to meet the aggregate limitation test contained in Section 3.5.

(l)
The Committee may from time to time specify other percentages. In no event shall the aggregate of Tax Deferred Contributions (and such other “elective deferrals” (as defined in Section 402(g)(3) of the Code and the regulations thereunder) made on a Member's behalf with respect to any calendar year exceed the dollar limit as may be in effect at the beginning of such calendar year under Section 402(g)(1)(B) of the Code. In no event shall the aggregate of Tax Deferred Contributions (and such other “elective deferrals” as defined in Section 402(g)(3) of the Code and the regulations thereunder) made on a Member's behalf with respect to any calendar year after 2001 exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.2(p) of the Plan and Section 414(v) of the Code.

(m)
Notwithstanding any other provision of the Plan to the contrary, Excess Tax Deferred Amounts (as hereinafter defined), plus any income and minus any loss allocable thereto for both the calendar year and the “gap period” between the end of the calendar year and the date the distribution is made (determined in the same manner as under Section 3.2(e)), shall be distributed no later than April 15 to Members who claim such allocable Excess Tax Deferred Amounts for the preceding calendar year, provided however, that commencing with the 2008 Plan Year, no adjustment shall be made for any “gap period” income or loss from the end of the Plan Year to the date of distribution of the Excess Tax Deferred Amounts.

(n)
The amount of excess Tax Deferred Contributions to be recharacterized or distributed under Section 3.2 with respect to a Member for the Savings Plan Year shall be reduced by any Excess Tax Deferred Amount previously distributed to such Member under Section 3.1(m) for the Member's taxable year ending with or within such Savings Plan Year.

The amount of Excess Tax Deferred Amounts that may be distributed under Section 3.2(m) with respect to a Member for a taxable year shall be reduced by any excess Tax Deferred Contributions previously distributed to such Member or recharacterized with respect to such Member in accordance with Section 3.2(g) for the Savings Plan Year beginning with or within such taxable year.

(o)
Except as otherwise provided in this Section 3.2, Tax Deferred Contributions and the income allocable thereto shall in no event be distributed to a Member or Beneficiary, as the case may be, upon the earlier of such Member's or Beneficiary's retirement, death, disability, termination of employment, or upon the occurrence of one of the following events:

(1)	Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code).

(2)	The attainment by the Member of age 59-1/2.

(3)	Hardship withdrawal, as described under Section 7.1(d) of the Plan.
With respect to a distribution to a Member on account of an event described in paragraphs (1), (2), or (3) above, such distribution shall be paid in the form of a single lump sum.

(p)
Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions during each payroll period.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Notwithstanding anything in the Plan to the contrary, catch-up contributions shall not be matched.

3.3	Corporation Matching Contributions.
For each pay period, the Corporation shall make a Matching Contribution on behalf of each Member calculated as set forth in this Section 3.3.

(a)	For a Member who is an Eligible Employee under Section 1.23(a) - Ft. Smith, AK, the Matching Contribution shall be an amount equal to fifty percent (50%) of the first five percent (5%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

(b)
For a Member hired on or after January 1, 2006, who is an Eligible Employee under Section 1.23(b) - Trenton, NY, the Matching Contribution shall be an amount equal to one hundred percent (100%) of first three percent (3%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution; for a Member hired prior to January 1, 2006, who is an Eligible Employee under Section 1.23(b) - Trenton, NY, the Matching Contribution shall be an amount equal to fifty percent (50%) of first five percent (5%) of Currently Taxed Contribution and Tax Deferred Contribution.

(c)
For a Member hired on or after June 17, 2006, who is an Eligible Employee under Section 1.23(c) - Tyler, TX, the Matching Contribution shall be an amount equal to one hundred percent (100%) of the first two percent (2%) and fifty percent (50%) of the next one percent (1%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution; for a Member hired prior to June 17, 2006, who is an Eligible Employee under Section 1.23(c) - Tyler, TX, the Matching Contribution shall be an amount equal to fifty percent (50%) of the first five percent (5%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

(d)
For a Member who is an Eligible Employee under Section 1.23(d) - Clarksville, Tennessee, the Matching Contribution shall be an amount equal to fifty percent (50%) of the first five percent of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

(e)
For a Member hired on or after August 8, 2010, who is an Eligible Employee under Section 1.23(e) - La Crosse, WI, the Matching Contribution shall be an amount equal to fifty percent (50%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

(f)
For a Member hired on or after May 6, 2006, who is an Eligible Employee under Section 1.23(f) - Rushville, IN, the Matching Contribution shall be an amount equal to one hundred percent (100%) of the first two percent (2%) and fifty percent (50%) of the next one percent (1%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

(g)
For a Member who is an Eligible Employee under Section 1.23(g) - Lexington, KY, the Matching Contribution for those Eligible Employees who (i) were hired before September 1, 2008 and elected “Option Two - Frozen Accruals” under “Pension Choice” as defined in Section 3.4 of the Plan, or (ii) were hired on or after September 1, 2008, shall be an amount equal to one hundred percent (100%) of the first two percent (2%) and fifty percent (50%) of the next one percent (1%) of the Member's Currently Taxed Contribution and Tax Deferred Contribution.

The Corporation's contribution under the Plan for any calendar month shall be due on the last day of that month and, if not paid by the end of that month, shall be payable to the Trustee as soon as practicable thereafter, without interest, but no later than thirty days after the end of the month.

The Corporation's Matching Contribution for a Savings Plan Year is conditioned on its deductibility under Section 404 of the Code and shall comply with the contribution limitations set forth in Article 12.

3.4	Pension Choice - Lexington, KY

(a)
During 2008, the Corporation provided Eligible Employees described in Section 1.23(g) (Lexington, KY) who were Employees prior to September 1, 2008, a choice regarding on-going participation in the Trane Merged Hourly Pension Plan. Each such Eligible Employee was permitted to irrevocably elect one of two options.

(b)
Option One. Option one provided that the Eligible Employees described in Section 1.23(g) (Lexington, KY) would continue active participation in the Trane Merged Hourly Pension Plan. Option one is defined as “Option One - Ongoing Accruals.”

(c)
Option Two. Option two provided that the Eligible Employees described in Section 1.23(g) would have their Accrued Pension (as defined under the Trane Merged Hourly Pension Plan) frozen (except as described below) effective December 31, 2008. Eligible Employees electing option two began participation in the Trane Pension Plan and became eligible to receive a Matching Contribution under this Plan effective January 1, 2009. Option two is defined as “Option Two - Frozen Accruals.”

(d)
Default Election. If an Eligible Employee described in Section 1.23(g) (Lexington, KY) failed to make a Pension Choice (as defined below) during the Choice Period (as defined below), the Eligible Employee was deemed to have elected Option One - Ongoing Accruals.

(e)
Definition of “Pension Choice” and “Choice Period.” The choice described in the preceding paragraphs (a) through (c) is defined as the “Pension Choice.” The time period for making the Pension Choice period was October 6, 2008 through November 7, 2008 (“Choice Period”).

3.5	Limitation on Currently Taxed and Matching Contributions.

(a)
Notwithstanding the foregoing provisions of Article 3, the Committee shall limit the amount of Currently Taxed Contributions made by each Highly Compensated Employee who is eligible to participate in the Plan for each Savings Plan Year and Matching Contributions made by the Corporation on behalf of each such Highly Compensated Employee to the extent necessary to ensure that either of the following tests is satisfied:

(i)
the “Actual Contribution Percentage” (as hereinafter defined) for the group of Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Employees multiplied by 1.25; or

(ii)
the excess of the Actual Contribution Percentage for the group of Employees who are Highly Compensated Employees over that of all other Employees is not more than two percentage points, and the Actual Contribution Percentage for the group of Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Employees eligible to participate in the Plan multiplied by 2.0.

(b)
For purposes of this Section 3.5, the term “Actual Contribution Percentage” shall mean, for any specified group of Employees, the average of such Employees' Contribution Percentages. Current Savings Plan Year Compensation and Tax Deferred Contributions will be used to determine the Actual Contribution Percentage of all Employees.

(c)
The Contribution Percentage for a Member who is a Highly Compensated Employee for the Savings Plan Year and who is eligible to make currently taxed contributions or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under two or more plans described in Section 401(a) of the Code that are maintained by the Corporation, or a Affiliate, shall be determined as if the total of such currently taxed contributions or matching employer contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation Section 1.401(m)-1(b)(4)(iv).

If the Plan is permissively aggregated or is required to be aggregated with other plans having the same Savings Plan Year, as provided under Treasury Regulation Section 1.401(m)-1(b)(4) for purposes of determining whether or not such plans satisfy Sections 401(m), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 3.5 shall be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan.

(d)
In the event it is determined prior to any payroll period that the amount of Currently Taxed Contributions and Matching Contributions to be made thereafter are likely to cause the limitation prescribed in this Section 3.5 to be exceeded, the amount of such contributions allowed to be made by Members who are Highly Compensated Employees (and/or such other Members as the Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines). Except as is hereinafter provided, the Members to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

(e)
Notwithstanding the foregoing, with respect to any Savings Plan Year in which Currently Taxed Contributions made by Members who are Highly Compensated Employees and Matching Contributions made on their behalf exceed the applicable limit set forth in this Section 3.5, the Committee may reduce, to the extent necessary to comply with the limitations prescribed in this Section 3.5, the amount of Currently Taxed Contributions made by the Members who are Highly

Compensated Employees (by reducing such contributions in the order of dollar amounts of Currently Taxed Contributions beginning with the highest in accordance with Internal Revenue Service Notices 97-2 and 98-1 or any subsequently published guidance), and distribute such excess Currently Taxed Contributions (along with income attributable to such excess contributions, as determined in accordance with the rules set forth below, provided however, that commencing with the 2008 Plan Year, no adjustment shall be made for any “gap period” income or loss from the end of the Plan Year to the date of distribution of any such excess Currently Tax Contributions) to the affected Members who are Highly Compensated Employees as soon as practicable after the end of such Savings Plan Year, and in all events prior to the end of the next following Savings Plan Year.

(f)	Income on excess Currently Taxed Contributions and Matching Contributions for the Plan Year in which such excess occurs shall be determined in the manner provided for Section 5.4.

(g)
Notwithstanding any distributions pursuant to the foregoing provisions, excess Currently Taxed Contributions and Matching Contributions (including forfeited Matching Contributions) shall be treated as Annual Additions for purposes of Article 12.

(h)	Distributions pursuant to this Section 3.5 shall be made proportionately from the Funds with respect to the Member Account(s) from which distribution is made.

(i)
In determining whether the requirements of this Article 3.5 and Article 3.6 are satisfied, the Committee may in its discretion, in accordance with regulations, take into account Members' Tax Deferred Contributions made to the Plan pursuant to Section 3.1, provided that such contributions are not taken into account in order to satisfy the requirements of Section 3.2(a).

(j)
The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.5 and Section 3.6 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

(k)	The Committee shall also take all appropriate steps to meet the aggregate limitation test contained in Section 3.6.

3.6	Aggregate Limitation.
The Committee, in its sole discretion, may make Qualified Nonelective Contributions to the Member Accounts of such Members as they shall determine in such amounts as they shall determine, in accordance with guidance issued by the Internal Revenue Service. Such contributions may be used to satisfy the tests set forth in this Article or to otherwise replace any and all types of contributions that should have been made by Members and/or by the Corporation with respect to prior periods.

3.7	No Interest in Trust.
The Corporation shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to the Corporation, directly or indirectly, unless:

(a)
the Internal Revenue Service initially determines that the Plan does not meet the requirements of Section 401(a) of the Code, in which event the contributions made to the Plan by the Corporation shall be returned to it;

(b)	a contribution is made by the Corporation by mistake of fact and such contribution is returned to the Corporation within one year after payment to the Trustee; or

(c)
a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Corporation within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to the Corporation pursuant to Section (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust and by any losses of the Trust allocable thereto, and in no event may the return of such contribution cause any Member's account balances to be less than the amount of such balances had the contributions not been made under the Plan.

3.8	Employing Company Contribution.

(a)
The Employing Company of (i) effective as of January 1, 2006, an Eligible Employee described in Section 1.23(b) (Trenton, New Jersey) hired on or after January 1, 2006, and (ii) effective as of May 5, 2007, an Eligible Employee (Tiffin, Ohio) described in Section 1.23(i) hired on or after May 5, 2007, shall make a Basic Employing Company Contribution on behalf of each such Member equal to two and one half percent (2.50%) of the Member's Compensation in any payroll period to be deposited in the Member's Basic Employing Company Contribution Account. The Basic Employing Company Contribution for any payroll period shall be made to the Plan as soon as practicable following the last day of such payroll period.

(b)
In the event that any Member receiving a Basic Employing Company Contribution pursuant to Section 3.8(a) above suffers a Disability and is receiving long-term disability payments from a Company-sponsored long term disability plan, such Member's Basic Employing Company Contribution Account shall continue to be credited with Basic Employing Company Contributions based on the Member's Compensation in effect at the commencement of Disability, provided that such Basic Employing Company Contributions shall cease on the first day of the month in which such Member attains age 65 (or dies, if earlier).

CHANGE, SUSPENSION OR RESUMPTION OF CONTRIBUTIONS

4.1	Change in Contribution Rate.
The percentages of Compensation specified pursuant to

(a)	Section 2.3 may be changed, or contributions pursuant to such Section, once voluntarily suspended pursuant to Section 4.2, may be resumed, and

(b)	Section 3.1(b) may be changed, or once voluntarily reduced to zero, pursuant to Section 4.2, may be again specified, effective as of the beginning of the payroll period following receipt by the Committee, on forms provided by it, of adequate notice of the Member's request for such change in the Member's percentage contribution or resumption of the Member's contributions.

4.2	Suspension of Contributions.
A Member may:

a.	voluntarily suspend his Currently Taxed Contributions, and

b.	reduce to zero the percentage specified by him pursuant to Section 3.1(b),

effective as of the beginning of the payroll period following receipt by the Committee, on forms provided by it, of adequate notice of the Member's request by such suspension.

INVESTMENT AND ALLOCATION OF CONTRIBUTIONS; ACCOUNTING

5.1	Investment of Contributions.

a.
A Member's Currently Taxed, Tax Deferred, and Rollover Contributions shall be paid into the Trust and, at the direction of such Member, invested in one or more of the Funds made available under the Plan. The Funds made available under the Plan are listed in Schedule C of the Trust Agreement

Contributions to an Employee's Post-September 30, 1990 Matching Contribution Account shall be invested in the Ingersoll-Rand Stock Fund. All Member Accounts other than the Post-September 30, 1990 Matching Contribution Account shall be invested in one or more of the Funds made available under the Plan at the direction of the Employee. The Funds made available under the Plan are listed in Schedule C to the Trust Agreement. Effective May 5, 2008, a Member shall be entitled to diversify one hundred percent (100%) of his Post-September 30, 1990 Matching Contribution Account.

b.
Each Employee shall, as of the date he begins contributing to the Plan pursuant to Section 2.3 or authorizes his Compensation to be reduced pursuant to Section 3.1, notify the Committee, on forms provided by it, of the percentage of all contributions made by or with respect to him that shall be invested in each Fund made available under this Plan pursuant to subparagraph (a) of this Section (except for the Ingersoll-Rand Stock Fund). The percentage which may be specified for investment in each such Fund shall be in increments of one percent (1%). The same investment percentage shall apply to all contributions made by or with respect to such Member. Such percentage may be changed in increments of one percent (1%), and shall be effective immediately for any contributions made by or with respect to such Member received by the Trustee following the 'Member's notification to the Trustee.

c.
Amounts held by the Trustee in the Ingersoll-Rand Stock Fund will be invested primarily in Ingersoll-Rand plc stock in accordance with directions from the Benefits Investment Committee (described in Section 9.6). Matching Contributions may be used to acquire shares of Ingersoll-Rand plc stock. The Trustee may also invest assets of the Ingersoll-Rand Stock Fund in such other prudent investments as the Benefits Investment Committee deems desirable for the Plan, or assets of the Ingersoll-Rand Stock Fund may be held in cash. All purchases of Ingersoll-Rand plc stock by the Trustee shall be made only as directed by the Benefits Investment Committee and only at prices which do not exceed Fair Market Value at the time of purchase. The Committee may direct the Trustee to invest and hold up to one hundred percent (100%) of the Ingersoll-Rand Stock Fund in Ingersoll-Rand plc stock.

5.2	Reinvestment of Income; Voting Rights.

a.	Investment income received by any Fund, including dividends and interest, shall be reinvested therein.

b.
Before each annual or special meeting of its shareholders, the Corporation shall cause to be furnished to each Member having shares of Ingersoll-Rand plc credited to his Matching Contribution Account, a copy of the proxy material, together with a form requesting instructions of the Trustee on how such shares credited to the Member's Matching Contribution Account should be voted. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. Any shares held by the Trustee as to which it receives no voting instructions shall be voted proportionally, as it votes the shares for which it has received instructions.

5.3	Interfund Transfer of Account Values.
In accordance with procedures established by the Committee, amounts may be transferred among the Funds made available pursuant to Section 5.1(a) other than Ingersoll-Rand Stock Fund in increments of one percent (1%) or in whole dollars.
5.4    Separate Accounts.
The Committee will maintain the Member Accounts and subaccounts described in the Plan and as it considers advisable. The Committee shall cause to be established and maintained a separate account or subaccount for each Member Account with respect to each of the Funds made available under the Plan pursuant to Section 5.1(a). The Committee shall cause to be established and maintained within a Member's Currently Taxed Contribution Account a separate subaccount to reflect the Member's Currently Taxed Contributions made on and after January 1, 1987. The Committee shall cause to be established and maintained a Post-September 30, 1990 Company Matching Account to reflect the Corporation's Matching Contributions after September 30, 1990. The Value of each such account and subaccount shall be calculated as of each Valuation Date to reflect transfers pursuant to Article 5; distributions pursuant to Article 6; withdrawals pursuant to Article 7; adjustments in the Funds due to income collected and accrued, realized and unrealized profits and losses, stock splits or dividends and expenses; and all other transactions affecting such Funds. Such valuations and adjustments shall be made so as to preserve for each Member his proportional beneficial interest in each such Fund, based upon amounts contributed by or with respect to him and invested in each such Fund.
5.5    Allocation of Matching Contributions.
Contributions to the Ingersoll-Rand Stock Fund will be used to purchase Ingersoll-Rand plc stock at such times as determined by the Committee. After such purchases, the amounts shall be allocated to Employee's Matching Contribution Accounts in accordance with their Matching Contributions. The Ingersoll-Rand plc stock shall be valued at the Fair Market Value on the date the allocation is made.
5.6    Responsibility of Member in Selecting Investments.
The selection of a Fund in accordance with Sections 5.1(a), 5.1(b) and 5.3 is the sole responsibility of each Member. The Committee, the Trustee, the Corporation, or any other fiduciary to the Plan are not authorized or permitted to advise a Member as to the selection of any option or the manner in which such contributions shall be invested. The fact that a security is available to Members for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Committee, the Trustee, the Corporation, or any fiduciary to the Plan.
The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder with respect to the Member Accounts. The Committee, the Trustee, the Corporation, and any fiduciary of the Plan shall be relieved of liability for any losses that are the result of investment directions given by a Member, Beneficiary, or any other person authorized hereunder to direct the investment of any amount allocated to such Member's, Beneficiary's, or other person's Member Account. The selection of investment option choices and the administration of Plan investments shall be and are intended to comply with the requirements of Section 404(c)(1) of ERISA and the regulations thereunder.
5.7    Statement of Account.
No less frequently than on each calendar quarter, each Member will be furnished with a statement reflecting the condition of his Member Accounts in the Trust as of that date. No Member, except one authorized by the Corporation, shall have the right to inspect the records reflecting the Member Accounts of any other Member.

DISTRIBUTION UPON TERMINATION OF EMPLOYMENT
6.1    Nonforfeitability; Forfeitures.

(a)
A Member shall at all times be fully vested in his Currently Taxed Contribution Account, his Tax Deferred Contribution Account, his Prior Company Contribution Account, and his Rollover Contribution Account, and shall become fully vested in his Matching Contribution Account and Basic Employing Company Contribution Account (where applicable) based on the following paragraphs (b), (c), (d), and (e):

(b)
A Member described in Section 1.23(a) (Fort Smith, AK) hired on or after March 16, 2008, 1.23(c) (Tyler, TX) hired on or after June 16, 2006, 1.23(e) (La Crosse, WI), 1.23(f) (Rushville, IN), and 1.23(g) (Lexington, KY):

Years of Service	Percentage of Vested Interest in the Matching Contribution Account
Fewer than 3	—%
3 or more	100%

(c)	A Member described in Section 1.25(b) (Trenton, New Jersey) hired on or after January 1, 2006:

Years of Service	Percentage of Vested Interest in the Matching Contribution Account	Percentage of Vested Interest in the Basic Employing Company Contribution Account
Fewer than 1	—%	—%
1	33.33%	33.33%
2	66.66%	66.66%
3 or more	100%	100%

(d)
A Member described in Section 1.23(a) (Fort Smith, AK) hired prior to March 16, 2008, Section 1.23(b) (Trenton, New Jersey) hired prior to January 1, 2006), Section 1.23(c) (Tyler, Texas) hired prior to June 16, 2006 and Section 1.23(d), (Clarksville, TN) shall at all times be fully vested in his Matching Contribution Account.

(e)
A Member described in Section 1.23(i) (Tiffin, Ohio) hired on or after May 5, 2007 became 100% vested in his Matching Contribution Account and Basic Employing Company Contribution Account (if applicable) on October 31, 2007, the effective date of the sale of the Corporation's Bath & Kitchen Business.

Notwithstanding the foregoing, any Member who is not already fully vested shall become 100% vested in his Matching Contribution Account and Basic Employing Company Contribution Account (if applicable) in the event such Member incurs a Disability or dies while employed at an Employing Company or an Affiliate or dies while performing qualified military service pursuant to Section 401(a)(37) of the Code.

Any non-vested portion of a Member's Matching Contribution Account and Basic Employing Company Contribution Account (if applicable) shall be forfeited as of the earlier of (i) the date that the vested portion of the Member Account is distributed or (ii) the date on which the Member incurs five consecutive one-year breaks in Service as defined in Section 2.6(d). Forfeitures for each Savings Plan Year shall first be applied to restore forfeited Matching Contribution Account Balances or Basic Employing Company Contribution Account Balances under Section 6.3, as applicable, and then to reduce future contributions by the Corporation under the Plan.
6.2    Manner of Distribution.

(a)
In the event of a Member's break in Service, he (or in the case of his death, his Beneficiary) shall, upon receipt by the Committee, on forms provided by it, of an application therefor, be entitled to receive the Value of his Member Account.

(b)
The amount payable pursuant to subparagraph (a) of this Section shall in all events be distributed within sixty (60) days after the end of the Savings Plan Year in which the later of the following events occur:

(i)	such break in Service or, if later, the date on which the Member's application for distribution is received by the Committee;

(ii)	the Member's attainment of age 65;
provided, however, if such amount does not exceed the dollar amount under Section 411(a)(11)(A) of the Code ($5,000 in 2010), it shall be distributed, notwithstanding the foregoing, in a single lump in cash as soon as practicable following the Trustee's receipt of notification from the Committee of a Member's break in Service due to Disability, Retirement or death.
For purposes of the dollar limit under Section 411(a)(11)(A) of the Code, the nonforfeitable Value of a Member Account shall be determined without regard to the portion of the Account that is attributable to Rollover Contributions.
Notwithstanding anything in this Plan to the contrary, effective for mandatory cashouts made on or after March 28, 2005, in the event that the nonforfeitable Value of a Member Account exceeds $1,000 (taking into account the portion of the Account that is attributable to Rollover Contributions) but does not exceed the dollar limit under Section 411(a)(11)(A) of the Code ($5,000 in 2010) without regard to such Rollover Contributions, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover in accordance with Section 6.10 or to receive the distribution directly, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee in accordance with Internal Revenue Service Notice 2005-5 (as may be amended from time to time).

This paragraph shall apply to Members, surviving spouses and alternate payees under Section 414(p) of the Code.

(c)
Notwithstanding the other provisions of this Section 6.2, a Member may defer payment of an amount exceeding the dollar limit under Section 411(a)(11)(A) of the Code ($5,000 in 2010) until the year following the calendar year in which such Member attains age 70½. In such case, the amount payable shall be determined as of the final Valuation Date of the year of attainment of such age and shall be paid as soon as practicable thereafter. A Member who has deferred payment hereunder, other than a 5% owner of the Corporation, may also elect to have any payment to which he is entitled determined as of an earlier Valuation Date and paid as soon as practicable thereafter.

Notwithstanding any other provision of this Section 6.2, a designated Beneficiary (as that term is defined in Section 6.8) who is a Member's surviving spouse may defer commencement of payment of an amount exceeding the dollar limit under Section 411(a)(11)(A) of the Code ($5,000 in 2010) until the later of (i) the final Valuation Date of the calendar year immediately following the calendar year in which the Member died and (ii) the final Valuation Date of the calendar year in which the Member would have attained age 70½. A designated Beneficiary who is other than a Member's surviving spouse may defer commencement of payment of an amount exceeding the dollar limit under Section 411(a)(11)(A) of the Code ($5,000 in 2010) until the final Valuation Date of the calendar year immediately following the calendar year in which the Member died. If there is no designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(d)
The amount payable pursuant to subparagraph (a) of this Section shall be paid in a single payment; provided, however, that a Member (or, in the case of his death, his Beneficiary) may, by filing application therefor with the Committee, in accordance with the Committee's procedures, elect to receive such payment in a series of monthly, quarterly, semi-annual or annual installments, of substantially equal amounts, for a specified number of years, subject to the Committee's authority from time to time to establish minimum balances which must be maintained in Plan accounts. Subject to the requirements of Section 401(a)(9) of the Code, the regulations thereunder, and the provisions of Section 6.8, the maximum number of years of such installments may not exceed the life expectancy of the Member or the Member and his Beneficiary.

Notwithstanding anything in this subparagraph (d), a Member or Beneficiary who has commenced receipt of his benefits in installments may elect, at any time during the installment period, to receive the remaining portion of his payments in a single lump sum in cash.

(e)	Unless a Member requests a distribution in shares, all distributions of amounts held in the Ingersoll-Rand Stock Fund shall be made in cash.
6.3    Restoration of Forfeited Amount Upon Reemployment.

a.
Upon the reemployment by an Employing Company of a former Member who has not incurred five consecutive one-year breaks in Service, as defined in Section 2.6(d), all or part of whose Member Account had been forfeited under this Plan or the FACServices Plan (as applicable to FACServices Employees) the amount that such Member or former Member had forfeited pursuant to the provisions of this Plan or the FACServices Plan, as the case may be, valued as of the date of forfeiture, shall be restored to the Forfeiture Account. No repayment of distributed amounts shall be required or permitted to obtain such restoration.

b.
A former Member who is reemployed by an Employing Company after five or more consecutive one-year breaks in Service shall not have any part of his Member Account which was forfeited under this Plan or the FACServices Plan (as applicable to FACServices Employees) restored upon his reemployment.

c.
Any amount restored to the Forfeiture Account pursuant to this Section 6.3 shall be derived first from amounts forfeited and not yet allocated, and second, if such amounts are not sufficient to make a full restoration, the Corporation shall make a contribution in the amount necessary to complete the restoration.

6.4    Appointment of Beneficiary.

a.
Any Member who has become entitled to receive a distribution under this Article 6 may appoint any other person or persons (including a trust or trusts) as his Beneficiary or Beneficiaries for receipt of such distribution in the event of his death by filing an appointment with the Committee on forms provided by it; provided, however, that, in the case of a Member who is legally married at the date of his death, his Beneficiary shall be deemed to be the person to whom he was so married, notwithstanding and disregarding any failure by such Member to appoint a Beneficiary, or his appointment of a trust or any other person as his Beneficiary, unless such Member had obtained, on forms provided by the Committee, the consent of the person to whom he was so married to his appointment of a trust or other person or to his appointment of no Beneficiary. The spouse's consent to payment to a designated beneficiary other than the spouse must be in writing on such a form, must designate a beneficiary which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Member without any requirement of further consent by the spouse), must acknowledge the effect of such election, and be witnessed by a notary public.

b.
Subject to the provisions in subparagraph (a), a Beneficiary appointment may be revoked or changed by the appointing person's filing with the Committee, on forms provided by it, of a notice of revocation or change, with a change of Beneficiary being considered a revocation and the naming of a new Beneficiary.

c.	An appointment shall be ineffective if the Beneficiary named therein fails to survive the appointing person.
6.5    Payment in Case of Death or Absence of Beneficiary.
In the event of the death of a Member having no Beneficiary appointed or defined to have been appointed prior to receipt of a distribution pursuant to this Article 6 to which such Member is entitled, such distribution shall be made, in cash, first to the Member's spouse, if then living; if not living, then to the Member's issue (including adopted children) in equal shares, if then living; then to the Member's parent(s), if then living, in equal shares; otherwise to the estate of such Member.
6.6    Transfers to Separate Plans.
In the event of the sale of the stock of an Employing Company, or the sale of substantially all the assets of an Employing Company or unit thereof, the Member Accounts of Members employed by such Employing Company or unit may, by authorization of the Board of Directors of the Corporation, be transferred to a separate employee savings plan established by the Corporation or to a defined contribution plan maintained by the purchaser of such Employing Company or unit.
6.7    [Reserved.]

6.8    Mandatory Distribution of Accounts.
Notwithstanding anything in the Plan to the contrary, the following provisions apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with the following. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
During the Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of: (a) the quotient obtained by dividing the Member's vested account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or (b) if the Member's sole designated Beneficiary for the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's vested account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.
Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death.
If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the

Member's vested account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member's designated Beneficiary, determined as follows: The Member's remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year. If the Member's surviving spouse is the Member's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year. If the Member's surviving spouse is not the Member's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the calendar year after the calendar year of the Member's death, the minimum amount that will be distributed for each distribution calendar year after the calendar year of the Member's death is the quotient obtained by dividing the Member's vested account balance by the Member's remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the calendar year of the Member's death is the quotient obtained by dividing the Member's account balance by the remaining life expectancy of the Member's designated Beneficiary, determined in accordance with the preceding paragraph. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.
The following definitions apply to the foregoing:
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.11 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin under, the foregoing. The required minimum distribution for the Member's first distribution calendar year will be made on or before the Member's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
Member's account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
Required beginning date. The Required Beginning Date for a Member (other than a Member who is a 5% owner) is the April 1 following the calendar year in which the Member attains 70½ except that such Member may elect to defer payment of benefits until the Member retires. The Required beginning date for a Member who is a 5% owner is the April 1 following the calendar year such Member attains 70½.
6.9    [Reserved.]

6.10    Direct Rollover From the Plan.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 6.10, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
Definitions:
(a)    Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

(ii)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(iii)	any distribution with a value of $200 or less; and

(iv)	any hardship withdrawals

(b)    Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code (including a Roth IRA described in Section 408A of the Code), an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code that accepts the Distributee's eligible rollover distribution, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding anything herein to the contrary, only one eligible retirement plan may be designated with respect to any eligible rollover.
(c)    Distributee: A distributee includes a Member or former Member. In addition, the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Effective January 1, 2010, a distributee shall include a non-spouse Beneficiary. A non-spouse Beneficiary may elect to have any portion of a distribution from the Plan paid directly to an eligible retirement plan specified by the non-spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “eligible retirement plan” shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving spouse of the Member. This transfer shall be treated as an eligible rollover distribution for all purposes under the Code.
(d)    Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything herein to the contrary, only one direct rollover may be made with respect to any eligible rollover distribution.

WITHDRAWALS AND PLAN LOANS
7.1    Withdrawal Options.
A Member whose Service has not been broken may, at any time, elect to withdraw in the following order:

a.	Option A
100% or any whole dollar amount of the Member's pre-1987 Currently Taxed Contributions, or the value of the pre-1987 Currently Taxed Contributions, if less.

b.	Option B
100% of any whole dollar amount of the Value of the Member's Currently Taxed Contribution Account, Rollover Contribution Account and Pre-October 1, 1990 Matching Contribution Account.

c.	Option C
On or after a Member's attainment of age fifty-nine and one-half (59½), 100% or any whole dollar amount of the Value of the Member's Prior Company Contribution Account, Tax Deferred Contribution Account, and, effective January 1, 2011, Matching Contribution Account, provided that such Member has previously withdrawn or simultaneously withdrawn all amounts available under Options A and B above.

d.	Option D
In the case of Hardship, any whole dollar amount of any amount that can be withdrawn under Option B plus the Value of the Member's Tax Deferred Contribution Accounts (excluding any earnings credited after December 31, 1988 in the Tax Deferred Contribution Accounts).
Notwithstanding the above, the total dollar amount of any Hardship withdrawal granted by the Committee may not exceed the Member's financial need, plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
7.2    Procedure and Method of Payment of Withdrawals.

(a)	The amount of any withdrawal pursuant to this Article 7 shall be withdrawn in the following order:

i.
from the Value of the subaccounts in the Member's Currently Taxed Contribution Account for contributions made prior to January 1, 1987, but not to exceed the amount considered the Member's “investment in the contract” as of December 31, 1986 (within the meaning of Section 72(c)(1) of the Code);

ii.	from the Value of the subaccounts in the Member's Currently Taxed Contribution Account for contributions made after December 31, 1986;

iii.	from the Value of the subaccounts in the Member's Currently Taxed Contribution Account for contributions made prior to January 1, 1987;

iv.	from the Value of the Member's Pre-October 1, 1990 Matching Contribution Account;

v.	from the Value of the Member's Rollover Contribution Account;

vi.	from the Value of the Member's Prior Company Contribution Account;

vii.	from the Value of the Member's Tax Deferred Contribution Account.

(b)
All withdrawals shall be made as soon as practicable in accordance with procedures established by the Committee. The Committee in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be made as soon as practicable after such Valuation Date.

(c)	All withdrawals shall be paid in a single lump sum in cash.

(d)	Any withdrawal from an account or subaccount shall reduce the balance in each Fund in which such account or subaccount is invested on a pro rata basis.

(e)	Notwithstanding any other provision of this Section 7.2, all accounts must be withdrawn in accordance with Section 401(a)(9) of the Code.
7.3    Loans from Member's Accounts.
Upon application of a Member who is an active Employee with the Plan, the Committee shall direct the Trustee to make a loan available to the Member as provided in this Section 7.3. A loan to a Member (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by the Corporation) shall not be in an amount that exceeds the lesser of:

(a)	$50,000, reduced by the excess, if any, of:

i.	the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date such loan is made, or

ii.	the outstanding balance of loans from the Plan on the date such loan is made; or

(b)	fifty percent (50%) of the Value of the Member's Account in the Plan (excluding the Post-September 30, 1990 Matching Contribution Account and the Prior Company Contribution Account).
A Member shall submit to the Committee an application and a promissory note for the amount of the loan payable to the Trustee, providing any information that the Committee has determined to be necessary. A loan requested by a Member shall be approved by the Committee if the Committee determined that the loan will not constitute a taxable distribution from the Plan, the loan is adequately secured and the Member has agreed to repay the loan through payroll deduction. The only other factors which may be taken into consideration when determining whether or not to approve a loan are those which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

This loan program shall be administered in accordance with the rules set forth in this Article 7 and written procedures established by the Committee. Such written procedures shall include, but need not be limited to, the following:

(a)	The identity of the persons or positions authorized to administer the Member loan program;

(b)	The procedure for applying for Plan loans;

(c)	The basis on which loans will be approved or denied;

(d)	The limitation, if any, on the types and amounts of loans offered;

(e)
The procedure for determining a reasonable rate of interest to be charged for Plan loans, provided that such rate (i) shall be selected by the Committee and adjusted from time to time as necessary when any loan is granted, renewed or otherwise modified and (ii) shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances; and

(f)	The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.
The term of a loan shall not exceed five (5) years, unless the loan is used to acquire a dwelling unit which, within a reasonable period of time (determined at the time the loan is made), is to be used as the principal residence of the Member, in which case the term of the loan may not exceed thirty (30) years, and except as provided by the Secretary of the Treasury, shall require substantially level amortization of the loan (with payments not less frequently than quarterly) over its term.
If any loan made hereunder to a Member is not repaid in accordance with its terms, the loan shall be in default. If the loan is in default, the Committee shall deduct the total amount thereof, including interest thereon, from any distribution of Trust assets to which the Member or his Beneficiary may be entitled.
All loans under this Article 7 shall be made to the Member from his Member Accounts in the Trust and shall be charged against his Member Accounts. Interest and principal repayments shall be added to his Member Accounts.
7.4    Procedure for, and Method of Payment of Loans.

(a)	The amount borrowed by any Member pursuant to this Article 7 shall reduce the balance in his accounts in the following order:

i.	from the Value of the Member's Tax Deferred Contribution Accounts;

ii.	from the Value of the Member's Rollover Contribution Account;

iii.	from the Value of the Member's Pre-October 1, 1990 Matching Contribution Account;

iv.
from the Value of the subaccounts in the Member's Currently Taxed Contribution Account for contributions made prior to January 1, 1987 that is in excess of the amount considered the Member's “investment in the contract” as of December 31, 1986 (within the meaning of Section 72(c)(1) of the Code);

v.	from the Value of the subaccount in the Member's Currently Taxed Contribution Account for contributions made after December 31, 1986;

vi.	from the Value of the subaccount in the Member's Currently Taxed Contribution Account for contributions made prior to January 1, 1987.

(b)	For purposes of a loan pursuant to Section 7.3, Member Account Values shall be determined as of the date the loan is processed.

(c)	All loans shall be paid in a single lump sum in cash.
Any loan from an account or subaccount shall be made from the balance in each Fund in which such account or subaccount is invested on a pro rata basis.

(d)	A Member's Accounts shall be credited with loan repayments on a pro-rata basis, in proportion to the amount borrowed from each account.

(e)	Loan repayments shall be invested pursuant to the investment direction (as elected by a Member pursuant to Section 5.1) in effect when such repayments are received by the Trustee.

(f)	The rate of interest determined at the time a loan is granted shall remain in effect for the entire term of the loan.

ADMINISTRATION
8.1    The Benefits Administration Committee.
The Plan shall be administered by the Committee which shall be appointed by the Chief Executive Officer of Ingersoll-Rand plc. The Committee is the named fiduciary for the administration of the Plan.
8.2    Organization of the Committee.
The Committee shall have a Chairman designated by the Chief Executive Officer of Ingersoll-Rand plc and a Secretary appointed by the Committee. Action of the Committee shall be by a majority vote. A writing by the Secretary of the Committee setting forth the names of the members of the Committee, or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.
8.3    Powers of the Committee.
Except as provided in the Trust Agreement, hereinafter mentioned, the Committee shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect and its decisions upon all matters within the scope of its authority shall be final. Subject to Section 8.5 and ERISA, the Committee shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the Committee shall give controlling weight to the intent of the sponsor of the Plan. Specifically, but not in limitation of the broad power herein conferred, the Committee shall have the power, pursuant to the Plan, to:

(a)	Determine the following:

(i)	Whether a person working for the Corporation is an Eligible Employee within the definition of that term as used in the Plan;

(ii)	The Service of any such Employee;

(iii)	All other questions involving construction of the Plan or any of the terms or provisions thereof.

(b)
Examine the administration by the Trustee of the Trust Fund, to take action where necessary regarding any acts or omissions of the Trustee in the administration of the Trust Fund and to make any claim against the Trustee for negligence or otherwise with reference to such acts or omissions. The responsibility of the Committee in this area is limited to administrative actions and procedures of the Trustee and does not include investment policies, practices or management, all of which fall within the area of responsibility of the Benefits Investment Committee, as covered in Section 9.6.

(c)
Engage an independent qualified public accountant to conduct an examination of any financial statement of the Plan so as to enable him to form an opinion as to any other financial statements necessary for the operation of the Plan.

(d)
Appoint such agents and subcommittees as it may deem necessary for the effective exercise of its powers and duties and to delegate to such agents and subcommittees any powers and duties, both ministerial and discretionary, as the said Committee shall deem expedient and appropriate.

(e)	Authorize the Trustee to incur expenses not provided for in the Trust Agreement and to reimburse the Trustee for any expenses so incurred.

(f)
Adopt such rules of procedure as it shall deem necessary in the administration of the Plan, including, but not limited to, procedures for presenting claims for benefits under the Plan and for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

8.4    Records of the Benefits Committee.
All acts and determinations of the Committee shall be duly recorded by, or under the supervision of, the Secretary thereof, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or the Chairman of the Committee.
8.5    Procedure for Claiming Benefits Under the Plan.

(a)
Claims for benefits under the Plan made by an Employee, Member or Beneficiary covered by the Plan must be submitted to Employee Services or its successor, as designated by the Committee. Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

In the event of there is a dispute, all claims must be submitted to the Committee in writing and within one year of:

(i)	In the case of any lump sum payment, the date on which the payment was made or allegedly should have been made;

(ii)	In the case of an installment payment, the date of the first installment payment or the date it allegedly should have been paid;

(iii)	For all other claims, the date on which the action complained of occurred.
If a claim is denied, in whole or in part, the claimant will be advised by written notice, in a manner calculated to be understood by the claimant. Such notice shall include the following:

(i)	the specific reasons for the denial of the claim;

(ii)	specific reference to pertinent provisions of the Plan on which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

(iv)	a description of the Plan's Claims review procedures, and the time limitations applicable to such procedures; and

(v)	a statement of the claimant's right to bring civil action under Section 502(a) of ERISA if the claim denial is appealed to the Committee and the Committee fully or partially denies the claim.
Such notification shall be given within 90 days after the claim is received by the Committee (or within 180 days if special circumstances require an extension of time for processing the claim, and provided written notice of such extension and circumstances is given to the claimant within the initial 90 day period). If notification is not given within such period, the claim will be considered denied as of the last day of such period and the claimant may request a review of the claim.
Notwithstanding the foregoing, in the event of a claim for a disability benefit, the Committee shall notify the claimant of its decision by written notice within 45 days after receipt of the claim. This period may be extended for 30 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 45-day period. If, prior to the end of the 30-day extension period, the Committee determines that due to matters beyond the control of the Plan, a decision cannot be rendered within that initial extension period, the period for making the determination may be extended for an additional 30 days if the claimant is notified in writing prior to the end of the first 30-day extension period. Any notice for an extension relating to a claim for disability benefits will explain the reason for the extension, the date by which the Committee expects to rule on the claim, the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event additional information is necessary, the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event of a denial of a claim for disability benefits, in addition to the information described in subsections (i), (ii), (iii), (iv), and (v) above, the Committee's written notice of denial shall include:

(i)
the specific rule, guideline, protocol, or other similar criterion, if any, which was relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such will be provided free of charge upon request; and

(ii)
if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(b)
Upon denial of a claim in whole or in part, a claimant or his duly authorized representative shall have the right to submit a written request to the Committee for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial and to submit issues and comments in writing. A request for review of a claim must be submitted within 60 days (180 days in the event of a claim for disability benefits) of receipt by the claimant of written notice of denial of the claim, in whole or in part.

If the claimant fails to file an appeal within 60 days, the claimant shall have no further right to appeal. The Committee will advise the claimant of the results of the review not more than 60 days (45 days in the event of a review of a denied claim for disability benefits) after receipt of the written request for review (or within 120 days (90 days in the event of a claim for disability benefits) if special circumstances require an extension of time for processing the request, and if written notice of such extension and circumstances is given to such claimant within the initial 60-day or 45-day period). The decision on review shall be in writing.
If the Committee wholly or partly denies the claim on appeal, the Committee shall provide written notice to the claimant within the time limitations of the immediately preceding paragraph. Such notice shall set forth:

(iv)	the specific reasons for the denial of the claim;

(v)	specific reference to pertinent provisions of the Plan on which the denial is based;

(vi)
a statement of the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and

(vii)	a statement of the claimant's right to bring civil action under Section 502(a) of ERISA.

(c)
In the event of a denial of an appeal for disability benefits, in addition to the information described in subsections (i), (ii), (iii), and (iv) above, the Committee's written notice of denial shall include:

(i)
the specific rule, guideline, protocol, or other similar criterion, if any, which was relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such will be provided free of charge upon request;

(ii)
if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(iii)
the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office.”

The foregoing procedures described in subsections (a), (b) and (c) shall be administered in accordance with Section 503 of ERISA and guidance issued thereunder. Any written notice required to be given to the claimant may, at the option of the claimant, be delivered to the claimant's authorized representative.
The decision of the Committee by majority vote shall be final and binding upon any and all claimants, including but not limited to Members and their Beneficiaries, and any other individuals making a claim through or under them.
In the event a claimant's appeal is denied by the Committee, he shall have a right to bring a civil action under Section 502(a) of ERISA. Any such legal action must be filed within twelve (12) months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the state of New York.

8.6	The Plan is a Voluntary Act by the Corporation.
Establishment and maintenance of the Plan constitute voluntary acts of the Corporation and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Corporation. The Trust Fund shall be the sole source of all distributions or other benefits provided for in the Plan, and the Corporation shall not be liable or responsible therefor. Neither the action of the Corporation in establishing the Plan nor any action hereafter taken by the Board or by any committees in connection with the Plan shall be construed as giving to any Employee a right to be retained in the service of the Corporation or any right or claim to any benefits under the Plan except as expressly provided in the Plan.
8.7    Indemnification.
The Corporation may indemnify all persons, including Employees, who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify (but not including other independent professional advisors and service organizations) to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act except when such action or failure to act is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.
8.8    Fiduciary Insurance.
The Corporation may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including Employees, who are or may be determined to be fiduciaries, as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify, to cover liability or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person, and it may secure and maintain in full force and effect insurance on behalf of other independent professional advisors and service organizations which are or may be determined to be fiduciaries, as that term is defined in ERISA.
8.9    Filings with the Committee.
For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Committee of such written designation, change, or election, or other form or document. Notwithstanding the foregoing, the Committee may use or allow the use of electronic and other paperless methodologies to the extent permitted by relevant guidance from the Internal Revenue Service or the Department of Labor. Electronic media includes, but is not limited to, e-mail, internet, intranet systems, voice response, telephone, or other paperless systems. If electronic or other paperless methodology is approved by the Committee, any requirement in the Plan requiring a written action may be satisfied through electronic media.
8.10    Payee Unknown.
If the Committee is unable after any benefit becomes payable from the Trust to authorize payment or continued payment because the identity or whereabouts of a former Employee or Beneficiary cannot be ascertained, the Committee shall give written notice addressed to such former Employee or Beneficiary at his last known address as shown by the records of the Corporation. If the former Employee or Beneficiary shall fail to respond in writing to such notice, the right to such benefits shall cease; provided, however, that if the identity or whereabouts of such former Employee or Beneficiary is later ascertained, the right to such benefits and payment in the amount provided in the Plan shall commence or recommence after such determination is made; and provided, further, that if there is a dispute respecting eligibility or benefits (either form or amount or both), payments will be made for any period during which there is such a dispute, if it is established that they were in fact due.
Any amounts forfeited pursuant to this Section 8.10 shall be held in a suspense account and such amounts shall be used to restore amounts previously forfeited pursuant to Section 6.3 and this Section 8.10. In the event that the amount held in suspense is not sufficient to make a restoration, the Corporation shall make a contribution in the amount necessary to restore such forfeiture.
8.11    Reliance on Statements of Members and Beneficiaries.
The Corporation, any Affiliate or Subsidiary, the Committee, and the Trustee may rely upon any certificate, statement, or other representation made to them by any Employee, Member, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.
Any such certificate, statement, or other representation made by an Employee or Member shall be conclusively binding upon such Employee or Member and his Spouse or other Beneficiary, and such Employee, Member, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.
Any such certificate, statement, or other representation made by a Member's Spouse or other Beneficiary shall be conclusively binding upon such Spouse or Beneficiary, and such Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.
8.12    Distribution to Minors and Incapacitated Payees.
In the event a distribution is to be made to a minor or an adult unable to attend to his affairs for any reason (including, but not limited to, illness, infirmity, or mental incapacity), the Committee may direct the Trustee to pay the benefits to the person or institution maintaining or having custody of such person, without responsibility of the Corporation or the Trustee to see to the application of such benefits. Payments made pursuant to such power shall operate as a complete discharge of any and all liability on the part of the Corporation, the Trustee, and the Trust Fund.

ADMINISTRATION OF THE TRUST
9.1    Trust Agreement.
Ingersoll-Rand Company has entered into a Trust Agreement for the purpose of establishing a Trust Fund to hold and invest assets of any defined contribution plan, including the Plan, maintained by Ingersoll-Rand Company or any of its subsidiaries or affiliates, including the Corporation, hereinbefore and hereinafter referred to as the “Trust Agreement.”
9.2    Provisions of the Trust Agreement.
Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Benefits Investment Committee may appoint, will receive and invest all contributions made under the Plan by the Corporation and by the Members to the Trust Fund held by the Trustees and all income derived therefrom. The Benefits Investment Committee may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.
9.3    Exclusive Benefit of Members.
All assets of the Trust Fund, whether representing contributions made by the Corporation or by the Members, shall be held by the Trustees for the benefit of Members and Beneficiaries under the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Members and their Beneficiaries.
9.4    Directions of the Committee.
The Trust Agreement also specifically provides among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Trust Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the direction of the Benefits Investment Committee or the Committee as applicable.
9.5    Coordination of Plan and Trust Agreement.
The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.
9.6    Benefits Investment Committee.
The Benefits Investment Committee is a committee appointed by the Board (or its delegate). The Benefits Investment Committee shall have and may exercise all powers given to the Board and to Ingersoll-Rand Company in the Trust Agreement which relate to the investment policy, practice and management to be followed by the Trustee. In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole discretion. The Benefits Investment Committee is the named fiduciary for the investment policy of the Trust Fund.
9.7    Return of Contributions.
Nothing herein shall prohibit a return to the Corporation, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact. In the event that the Commissioner of Internal Revenue (or his delegate) determines that the Plan is not initially qualified under the Code, any Corporation contributions made to the Plan shall be returned to the Corporation within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Corporation's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
Each Corporation contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Corporation within one year after the date of disallowance.
In the event any amount is returned to the Corporation pursuant to this Section 10.7, such amount to be returned shall be determined without regard to any net investment gains, but such amount shall be reduced to reflect any net investment losses.

TOP-HEAVY PROVISIONS
10.1    Special Definitions.
For purposes of this Article 10, the following terms shall have the meanings set forth below:

a.	“Determination Date” means, with respect to any Savings Plan Year, the last Valuation Date of the preceding Savings Plan Year.

b.	“Key Employee” means a Member who is or was a “key employee” as defined in Section 416(i) of the Code.

c.
“Permissive Aggregation Group” means, with respect to a given Savings Plan Year, the Plan and all other plans of the Corporation which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

d.
“Present Value of Accounts” means, as of a given Determination Date, the sum of all Member Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of any Member in the Savings Plan Year ending on the Determination Date and, with respect to withdrawals pursuant to Section 7.1 of the Plan only, the four (4) preceding Savings Plan Years, but shall not take into consideration the accounts of any Member who has not performed any services for an Employing Company during the one-year period ending on the Determination Date.

e.
Required Aggregation Group means with respect to a given Savings Plan Year, (A) the Plan, (B) each other plan of the Corporation in which a Key Employee is a Member, and (C) each other plan of the Corporation which enables a plan described in (A) or (B) to meet the requirements of Sections 401(a)(4) or 410(b) of the Code.

f.	“Top-Heavy” means, with respect to the Plan for a Savings Plan Year:
(1)    that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Employees and former Employees; or
(2)    the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group (as defined in subparagraph (g) of this Section 10.1), unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

g.
“Top-Heavy Group” means, with respect to a given Savings Plan Year, those plans in the Required Aggregation Group which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

10.2    Special Top-Heavy Rules.
Notwithstanding any other provision of the Plan to the contrary, the following provisions shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Savings Plan Year, the Plan is top-heavy:

(a)
For each Plan Year in which the Plan is Top-Heavy, the Corporation shall make a minimum contribution for each Employee who is employed by the Corporation on the last day of the Savings Plan Year. The amount of minimum contribution shall be the lesser of the following percentages of Compensation:

i.	Three percent, or

ii.	The highest percentage at which Tax Deferred Contributions or forfeitures are made under the Plan for the Savings Plan Year on behalf of any Key Employee.
For purposes of this Section 10.2(a), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.
In the case of a Employee who is eligible to participate in this Plan who also participates in a defined benefit pension plan of the Corporation or an Affiliate which contains provisions intended to comply with Section 416 of the Code in the event such plan becomes a Top-Heavy plan, the provisions of this Section 10.2(a) shall be inapplicable to the extent such defined benefit pension plan provides for a defined benefit minimum pension benefit in accordance with Section 416(c)(1) of the Code.
Matching Contributions shall be taken into account for purposes of satisfying the above minimum contribution requirements, whether by contributions from this Plan or from a defined benefit pension plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of Section 3.5 of the Plan.

(b)
Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the accrued benefit of a Member other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for the accrual purposes under all plans maintained by the Corporation or an Affiliate, or (2) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

(c)
In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 10 are no longer necessary for the Plan to meet the requirements of Section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

GENERAL PROVISIONS
11.1    Right to Amend.
The Trust Fund, which is an inseparable part of the Plan, shall be irrevocable, and the Corporation anticipates and believes that the Plan itself will continue without interruption. However, because of the uncertainties inherent in the operation of any business enterprise over a long period of time, the Corporation cannot guarantee the continuation of the Plan forever. Accordingly, Ingersoll-Rand plc expressly reserves the right to amend the Plan by action of the Board or its delegate, the Benefits Design Committee, at any time. No amendment may be made which will deprive any Employee of any interest hereunder that has accrued to him, including optional forms of payment, prior to the adoption date of such amendment.
11.2    Changes in Plan Benefits.
Subject to the provisions set forth in Section 11.1, amendments or revisions to the Plan may provide, among other things, that the contributions shall be different from those set forth herein, that various groups of Employees shall receive the same or different contributions and may designate Employees as being within, not within, or no longer within the coverage of any such contributions, all as the Board shall in its discretion from time to time believes to be required by the different situations of various Employees or groups of Employees and in the best interest of the Corporation.
11.3    Right to Terminate.
The Plan may be terminated at any time by resolution of the Board or its delegate provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Corporation or to be used for or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Members and Beneficiaries shall have been liquidated in full.
11.4    Notice of Termination.
In the event that the Corporation determines to amend or discontinue the Plan, in whole or in part, the Corporation will give the Committee and the Trustee at least one month's prior written notice thereof.
11.5    Termination of Trust.
If the Plan is terminated, all of the Member Accounts shall be nonforfeitable as of the date of termination. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Member Accounts shall be distributed in the manner described in Article 6.
If another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is established or maintained (within the meaning of Section 401(k)(10)(A)(i) of the Code) distribution shall not be made until a Member's actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).
11.6    Discontinuance of Contributions.
Any Participating Subsidiary may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan. If such Participating Subsidiary completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, the amounts credited to the total accounts of all affected Members (other than Members who, in connection with the discontinuance of Corporation contributions, transfer employment to a Corporation which continues to contribute under the Plan) shall be nonforfeitable as of the date of discontinuance.
11.7    Inalienability of Interest in Plan.
No sale, transfer, anticipation, assignment, pledge or encumbrance of any kind, at law or in equity, of any right under or interest in the Plan shall be permitted or recognized under any circumstances, except pursuant to the express terms of the Plan, and no such rights or interest shall be subject to attachment or other legal process except to the extent required by law. In the event of an attempt by a Member or Beneficiary to alienate any such right or interest, the Committee may in its discretion terminate such right or interest of such Member or Beneficiary and apply the amount thereof directly for his benefit or that of his spouse or other dependent or dependents, and any such application shall be a complete discharge of all liability with respect to such benefit. Effective with judgments, orders, decrees and settlement agreements entered into on or after August 5, 1997, the foregoing shall not apply with respect to any offset or a Member's benefit expressly provided for in a judgment, order, decree, or settlement agreement described in Section 401(a)(13)(C) of the Code.
11.8    Qualified Domestic Relations Orders.
Notwithstanding any provision in the Plan to the contrary, the Committee shall take such steps as are necessary under the Plan to comply with the terms of any applicable “Qualified Domestic Relations Order” (as defined by Section 414(p) of the Code). The accounts in the Plan of any Member subject to such an order shall be adjusted to reflect any payments made pursuant to such order. Notwithstanding any limitations and restrictions on withdrawals and distributions under this Plan with respect to Members, payments may be made to an “alternate payee” (as defined by Section 414(p)(8) of the Code) pursuant to a Qualified Domestic Relations Order as soon as administratively practicable following the Committee's acceptance of the qualified status of such Order.
11.9    Corporation's Authority to Act for Employing Companies.
The Corporation may act for and on behalf of any Employing Company in all matters pertaining to the operation or administration of the Plan.
11.10    Merger of Plans.

The Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member in this Plan shall be entitled to a benefit if such other plan terminated immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Member would have received if the Plan had been terminated immediately prior to the merger, consolidation, or transfer and any other applicable requirement of Section 414(l) of the Code.
Notwithstanding any other provision in the Plan to the contrary, no plan to plan transfer may be made with respect to accounts under this Plan consisting of Tax Deferred Contributions, Qualified Non-elective Contributions and/or qualified matching contributions unless the transferee plan contains the restrictions on distributions with respect to such transferred amounts as set forth in Regulation Section 1.401(k)-1(d).
11.11    Relationship to Other Plans.
Benefits under the Plan shall not be deducted from benefits payable under any other employee benefit plan maintained by the Corporation or any Affiliate.
11.12    Investments and Expenses.
All Trustee's fees, investment management fees, investment related fees and administrative costs shall be borne by the Plan except to the extent such fees and costs are otherwise paid by the Corporation. Any fees and costs other than for withdrawals, distributions, loan initiations and loan maintenance that are paid by the Plan shall be charged against Member Accounts on a pro-rata basis. Processing fees as established by the Committee for withdrawals, distributions, loan initiations and loan maintenance will be charged against the applicable Member's accounts.
11.13    Construction of Plan.
The provisions of the Plan shall be construed and, except as otherwise provided by the Employee Retirement Income Security Act of 1974, as amended, administered in accordance with the law of the State of New York. In construing the Plan, titles and headings of Articles and Sections and the location and grouping of the provisions of the Plan shall be given no effect.
11.14    Military Service Credit.
Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code or the Company's military leave policy to the extent more generous.
11.15    Electronic Administration.
For purposes of the Plan, any forms, elections, loans, regulations, rules, notices and disclosure of information may, to the extent permitted by the Corporation or the Committee and by applicable law, be made by paper, telephonic or electronic means.

MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 415
12.1    Maximum Benefit.

a.
Notwithstanding any other provision of this Plan, for any Limitation Year, the Annual Additions to a Member's account, when combined with the Annual Additions to the Member's account under all other Qualified Defined Contribution Plans maintained by the Employer shall not exceed the lesser of (i) $40,000 as adjusted for cost of living increases under Code Section 415(d) ($49,000 for 2010) or (ii) 100% of the Member's Section 415 Compensation (as defined below) for such Limitation Year. The Section 415 Compensation limit shall not apply to any contribution to a medical benefit account (as defined in Code Section 415(l)) or to any contribution to a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)) which is otherwise treated as an Annual Addition.

b.	The limitation year (“Limitation Year”) for purposes of Code Section 415 shall be the Plan Year.

c.
If the Annual Additions to be allocated to a Member's accounts for a Limitation Year would exceed the limitations set forth in this Section 12.1, the amounts that would otherwise be allocated to such Member's accounts for such Limitation Year shall be reduced until the amount to be allocated to the Member's accounts under the Plan do not exceed the aforementioned limits or until the amounts allocated under the Plan has been reduced to zero, whichever occurs first, and then any amounts that would otherwise be allocated under any other Qualified Defined Contribution Plan maintained by the Employer shall be reduced until the amount to be allocated to the Member's accounts under all Qualified Defined Contribution Plans maintained by the Employer does not exceed the limits in this Section 12.1 If further action is necessary to meet the requirements of this Section 12.1 such actions shall be taken to the extent permitted under the Internal Revenue Service's Employee Plans Compliance Resolution System (IRS Revenue Procedure 2008-50) or any successor program.

12.2    Definition of Annual Additions.

(a)	“Annual Addition” shall mean the sum credited to a Member's accounts for any Limitation Year and includes:

i.	all contributions made by the Employer;

ii.	forfeitures, if any;

iii.	the amount, if any, of all Employee contributions;

iv.
amounts derived from contributions which are attributable to post‑retirement medical benefits allocated to the separate account of a key Employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer; and

v.	contributions allocated to an individual medical account (as defined in Code Section 415(1)(2)) which is part of a defined benefit plan maintained by the Employer.

(b)	The following amounts will not be considered as Annual Additions:

i.	amounts transferred from one qualified plan to another;

ii.	rollover contributions made pursuant to Code Section 402(c);

iii.	repayments of any loans made to a Member;

iv.	reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II);

v.
forfeitures restored to an Employee's account in connection with the restoration of an Employee's accrued benefit by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) or Code Section 415(k)(3) resulting from an Employee's repayment or deemed repayment of a prior distribution;

vi.	repayment of the prior distribution described in the preceding paragraph;

vii.
restorative payments that are allocated to a Member's accounts. For this purpose, restorative payments are payments made to restore losses to a plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where plan Members who are similarly situated are treated similarly with respect to the payments. This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan). Payments made to a plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments for this purpose;

(viii)	make-up contributions made under the Plan pursuant to USERRA and Code Section 414(u);

(ix)	catch-up contributions made under the Plan pursuant to Code Section 414(v).
(c)    Other Rules.

i.
Amounts that are considered excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)) nevertheless remain Annual Additions even if such excess contributions or excess aggregate contributions are corrected through a corrective distribution.

i.
The Internal Revenue Service may in an appropriate case, considering all of the facts and circumstances, treat transactions between a plan and the employer, transactions between the plan and the employee, or certain allocations to Members' accounts as giving rise to annual additions.

ii.
An Annual Addition is credited to the accounts of the Member for a particular Limitation Year if it is allocated to the Member's accounts under the terms of the Plan as of any date within that Limitation Year.

iii.
Employer contributions are not treated as credited to a Member's account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the particular Limitation Year ends. If employer contributions are made to the Plan after the deadline described in the preceding sentence, allocations attributable to those contributions are treated as credited to the Member's accounts for the Limitation Year during which those contributions are made.

iv.
Employee contributions, whether voluntary or mandatory, are not treated as credited to a Member's accounts for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year.

v.	A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Member's accounts as a forfeiture.

vi.
If, in a particular Limitation Year, the Employer allocates an amount to a Member's accounts because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Member for that particular Limitation Year, but will be considered an Annual Addition for the prior Limitation Year to which it relates. Similar rules apply to contributions following military service.

12.3    Section 415 Compensation.

(a)	“Section 415 Compensation” shall include the items described in Section 12.3(i) below and exclude the items described in Section 12.3(ii) below.

(i)	Section 415 Compensation shall include the following:

(A)
All wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other allowances under a non‑accountable plan (as described in Treasury Regulation § 1.62‑2(c)).

(B)
In the case of an Employee who is an employee within the meaning of Code Section 401(c)(1) and regulations promulgated under Code Section 401(c)(1), the employee's earned income (as described in Code Section 401(c)(2) and regulations promulgated under Code Section 401(c)(2)), plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(ii)	Section 415 Compensation shall not include the following:

A.
Contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

B.	Distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code Section 415 purposes.

C.
Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation §1.421-1(b)), or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (Code Section 83).

D.	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation § 1.421-1(b)).

E.
Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125).

F.	Other items of remuneration that are similar to any of the items listed in 12.3(a)(ii)(A) through 12.3(a)(ii)(E) of this Article 12.

(b)	Timing of Section 415 Compensation.

i.
To be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to a Member (or, if earlier, includible in the gross income of the Member) within the Limitation Year. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Sections 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

ii.
Compensation paid by the later of 2½ months after Severance from Employment or the end of the Limitation Year that includes the date of the Severance from Employment shall be included in the definition of Section 415 Compensation for the Limitation Year if, absent a Severance from Employment, such payments would have been paid to the Employee while the Employee continued in Employment with the Employer and is regular compensation for services during the Employee's regular working hours, or compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.

iii.
Any payment that is not described in the immediately preceding subsection is not considered Section 415 Compensation if paid after Severance from Employment with the Employer maintaining the Plan. Thus, Section 415 Compensation does not include severance pay, or parachute payments within the meaning of Code Section 280G(b)(2), if they are paid after Severance from Employment with the Employer maintaining the Plan.

iv.
Effective January 1, 2009, the rules of subsection 12.3(b)(ii) and (iii) do not apply to payments to an individual on military leave to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering military service (“differential pay”). In other words, the differential pay the Employer pays to the individual on military service shall count as Section 415 Compensation for purposes of this Plan.

v.
The rules of subsection 12.3(b)(ii) and (iii) do not apply to compensation paid to a Member who is permanently and totally disabled, as defined in §22(e)(3), provided that salary continuation applies to all Members who are permanently and totally disabled for a fixed or determinable period, or the Member was not a highly compensated employee, as defined in § 414(q), immediately before becoming disabled. In other words, the compensation paid to a Member who is permanently and totally disabled shall count as Section 415 Compensation for purposes of this Plan in accordance with Treasury Regulation § 1.415(c)-(2)(g)(4).

(c)	Other Rules.

i.
The annual Section 415 Compensation of each employee taken into account under the Plan shall not exceed $230,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

ii.	The term Section 415 Compensation includes compensation a Member receives from the Employer.

iii.
With respect to a nonresident alien who is not a Member in the Plan, the nonresident alien's compensation is not treated as Section 415 Compensation under this Article 12 to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States. This rule must be applied uniformly to all such employees.

iv.
Deemed Section 125 Compensation is considered Section 415 Compensation for purposes of this Article 12. This rule must be applied uniformly to all employees with respect to whom amounts subject to Code Section 125 are included in compensation. Deemed Section 125 Compensation is an amount that is excludable from the income of the Member under Code Section 106 that is not available to the Member in cash in lieu of group health coverage under a Code Section 125 arrangement solely because that Member is not able to certify that the Member has other health coverage. Under this definition, amounts are Deemed Section 125 Compensation only if the employer does not otherwise request or collect information regarding the Member's other health coverage as part of the enrollment process for the health plan.

v.
Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages are Section 415 Compensation within the meaning of this Article 12 for the Limitation Year to which the back pay relates, but only to the extent such payments represent wages and compensation that would otherwise be included in compensation under this Section.

vi.
Contributions to the Plan with respect to a cash or deferred elections under Code Section 401(k) may only be made with respect to amounts that are compensation within the meaning of Code Section 415(c)(3) and Treasury Regulation § 1.415(c)-2. This subsection 12.3(c)(vi) is not intended to provide for a more expansive or greater the definition of compensation under the Plan then that which is used for calculating a Member's contributions with respect to his cash or deferred election.

12.4	Other Definitions.
For the purposes of this Article 12, the following definitions shall also apply.

(a)
“Affiliate” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Corporation; any trade or business that is under common control (as defined in Code Section 414(c)) with the Corporation; any organization that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code Section 414(o).

(b)
“Employer” means the Corporation and any Affiliate, provided however, that for purposes of determining the Affiliates under this Article 12, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)(1).

(c)	“Qualified Defined Contribution Plan” shall have the meaning set forth in (i) and (ii) below.

(i)	A Qualified Defined Contribution Plan shall mean a defined contribution plan within the meaning of Code Section 414(i) that is:

A.	A plan described in Code Section 401(a) which includes a trust which is exempt from tax under Code Section 501(a);

B.	An annuity plan described in Code Section 403(a);

C.	An annuity contract or custodial account described in Code Section 403(b); and

D.	A simplified employee pension described in Code Section 408(k).

(ii)	Contributions to the following types of arrangements are treated as contributions to a defined contribution plan for purposes of Code Section 415 and this Article:

A.
Mandatory employee contributions to a defined benefit pension plan (see Code Section 411(c)(2)(C) and Treasury Regulation § 1.411(c)-1(c)(4)) and for this purpose contributions that are picked up by an employer under Code Section 414(h)(2) are not considered employee contributions);

B.	Contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Code Section 401(h);

C.
Amounts attributable to medical benefits allocated to an account established for a key employee (any employee who, at any time during the plan year or any preceding plan year, is or was a key employee as defined in Code Section 416(i)) pursuant to Code Section 419A(d)(1); and

D.	Annual additions under a 403(b) annuity contract that is a defined benefit type arrangement.

(d)	“Severance from Employment” shall have the following meaning:
Whether an employee has a Severance from Employment with the employer that maintains a plan is determined in the same manner as under Treasury Regulation § 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modifications provided under Code Section 415(h) to the employer aggregation rules apply.

IN WITNESS WHEREOF, the Benefits Design Committee has caused this instrument to be executed by its duly authorized representative this 30th day of December, 2010.

By:    /s/ William H. Murray
William H. Murray
Assistant General Counsel,
Benefits & Executive Compensation